Exhibit 10.1

LEASE, DEED OF TRUST AND
SECURITY AGREEMENT

Dated as of MARCH 14, 2008

among

SILICON LABORATORIES INC.,
as Lessee

and

BA LEASING BSC, LLC,
as Lessor

and

GARY S. FARMER,
as the Deed of Trust Trustee pursuant to Section 24.2 hereof

This Lease, Deed of Trust and Security Agreement has been executed in multiple counterparts.  To the extent, if any, that this Lease, Deed of Trust and Security Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no lien on this Lease, Deed of Trust and Security Agreement may be created through the transfer or possession of any counterpart hereof other than counterpart “Number 1,” which shall be identified as the counterpart containing the receipt therefor executed by Wells Fargo Bank Northwest, National Association, as Collateral Agent, on or following the signature page thereof.

This counterpart is [not] the original counterpart.

SCHEDULES

SCHEDULE 10.1	—	Modifications

EXHIBITS

EXHIBIT A	—	Legal Description of Land
EXHIBIT B	—	Memorandum of Lease, Deed of Trust and Security Agreement
Exhibit C	—	Form of Subordination, Non-Disturbance and Attornment Agreement
Exhibit D	—	CSC Sublease

LEASE, DEED OF TRUST AND SECURITY AGREEMENT

This Lease, Deed of Trust and Security Agreement dated as of March 14, 2008 (as amended, supplemented, or otherwise modified from time to time, this “Lease”), among BA LEASING BSC, LLC, a Delaware limited liability company, having its principal office at One Financial Plaza, 2nd Floor, Mail Code:  RI1-537-02-02, Providence, Rhode Island  02903, as Lessor (“Lessor”) and SILICON LABORATORIES INC., a Delaware corporation, having its principal office at 400 West Cesar Chavez Street, Suite 600, Austin, Texas 78701, as Lessee (“Lessee”), and GARY S. FARMER, a resident of Travis County, Texas, as the Deed of Trust Trustee for the use and benefit of the Lessor, whose office is located at 401 Congress Avenue, Suite 1500, Austin, Texas  78701 (the “Deed of Trust Trustee”).

W I T N E S S E T H:

                A.            The parties are entering into the Operative Documents pursuant to which the Participants agree to provide financing for the acquisition of the Leased Property.

                B.            On the Closing Date, Lessor, solely using the Lessor Amount and the Advance funded by the Lenders, will, inter alia, (i) purchase the Facility from the Seller and (ii) assume all of the Seller’s right, title and interest in and to (A) the Ground Lease pursuant to the Assignment of Ground Lease, (B) the Related Agreements which constitute leases pursuant to the Assignment of Subleases, and (C) the other Related Agreements pursuant to the Assignment of Related Agreements.

                C.            Pursuant to this Lease, Lessor will lease the Leased Property to Lessee and Lessee will lease the Leased Property from Lessor.

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

For all purposes hereof, the capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix 1 to that certain Participation Agreement dated as of even date herewith, among Lessee, as Lessee; Lessor; Wells Fargo Bank Northwest, National Association, not in its individual capacity except as expressly stated therein, but solely as Collateral Agent; and the financial institutions listed on Schedule II thereto, as Lenders (as amended, supplemented or otherwise modified from time to time pursuant thereto, the “Participation Agreement”); and the rules of interpretation set forth in Appendix 1 to the Participation Agreement shall apply to this Lease.  Except as otherwise expressly provided in Section 16.5 hereof, all obligations imposed on the Lessee under this Lease shall be the full recourse liability of Lessee.

ARTICLE II

LEASE OF LEASED PROPERTY; LEASE TERM

                Section 2.1.       Leased Property.  (a) Lessor hereby agrees to lease all of Lessor’s interest in the Leased Property to Lessee hereunder, and Lessee hereby agrees, expressly for the direct benefit of Lessor, to lease all of the Leased Property from Lessor for the Term.  The Lessor and the Lessee acknowledge that the Lessee shall be purchasing certain equipment directly from the Seller and none of such equipment purchased by Lessee shall be deemed part of the Leased Property.

                (b)       In the event that the Retail Sublease is terminated for any reason whatsoever, Lessee and Lessor hereby agree that this Lease and the Memorandum thereof and the Participation Agreement shall be amended by the parties hereto, at the expense of the Lessee, to include within the definition of “Leased Property” all Improvements under the Retail Sublease.

                Section 2.2.       Term.  Unless earlier terminated, the term of the Lease shall consist of a term (the “Term”) commencing on the Closing Date and ending on but not including the earlier of (a) the date which is sixty months immediately following the Closing Date or (b) any Termination Date.

                Section 2.3.       Title.  The Leased Property is leased to the Lessee without any representation or warranty, express or implied, by the Lessor and subject to the rights of parties in possession, the existing state of title with respect thereto (including, without limitation, all Liens other than Lessor Liens) and all Applicable Laws and any violations thereof.  The Lessee shall in no event have any recourse against the Lessor for any defect in or exception to title to the Leased Property other than resulting from Lessor Liens created by Lessor.

ARTICLE III

PAYMENT OF RENT

                Section 3.1.       Rent.  (a) During the Term, the Lessee shall pay to Lessor Basic Rent (i) on each Payment Date and (ii) on the date required under Section 20.1(i) in connection with the Lessee’s exercise of the Sale Option.

                (b)       The Lessee’s inability or failure to take possession of all or any portion of the Leased Property when accepted or deemed accepted hereunder, whether or not attributable to any act or omission of the Lessee or any act or omission of the Lessor, shall not delay or otherwise affect the Lessee’s obligation to pay Rent in accordance with the terms of this Lease.

                Section 3.2.       Payment of Basic Rent.  Basic Rent shall be paid absolutely net to the Lessor so that this Lease shall yield to the Lessor the full amount thereof, without setoff, deduction or reduction.

                Section 3.3.       Supplemental Rent.  The Lessee shall pay to the Lessor or the Person entitled thereto any and all Supplemental Rent promptly as the same shall become due and payable, and if the Lessee fails to pay any Supplemental Rent, the Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent; provided that Supplemental Rent (other than Supplemental Rent payable to the Lessor, any Lender, the Collateral Agent or the Person entitled thereto consisting of any of the Lease Balance, the Sale Option Recourse Amount, the Purchase Amount, Break Costs and any amounts payable at the Overdue Rate and any amounts payable under Article XIII of the Participation Agreement) shall not be deemed due and payable by Lessee to the Person entitled thereto unless such amount is not paid within 30 days after Lessee has received written notice of such Supplemental Rent from Lessor, any Lender or the Collateral Agent or the Person entitled thereto.  Lessee shall pay to the Lessor, as Supplemental Rent, among other things, on demand, to the extent permitted by Applicable Laws, interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due for the period for which the same shall be overdue and on any payment of Supplemental Rent payable to the Lessor or any Indemnitee not paid when due and payable as provided above for the period from the due date until the same shall be paid.  The expiration or other termination of the Lessee’s obligations to pay Basic Rent hereunder shall not limit or modify the obligations of the Lessee with respect to Supplemental Rent.  Unless expressly provided otherwise in this Lease, in the event of any failure on the part of the Lessee to pay and discharge any Supplemental Rent as and when due, the Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added under any agreement with a third party for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

                Section 3.4.       Method of Payment.  Subject to Section 3.1(b) hereof, each payment of Rent shall be paid by wire transfer by the Lessee to the Collateral Agent (or in the case of Excepted Payments directly to the Person entitled thereto) prior to 1:00 P.M., New York City time, to the account of the Collateral Agent designated on Schedule III to the Participation Agreement in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day unless the result of such extension would be to carry into another calendar month, in which case such payment shall be made on the immediately preceding Business Day.  Payments received after 1:00 P.M., New York City time, on the date due shall, for the purpose of Section 16.1 hereof, be deemed received on such day; provided, however, that for the purposes of the second sentence of Section 3.3 hereof, such payments shall be deemed received on the next succeeding Business Day and subject to interest at the Overdue Rate as provided in such Section 3.3.

ARTICLE IV

QUIET ENJOYMENT; RIGHT TO INSPECT

                Section 4.1.       Non-Interference.  Subject to Section 4.2 hereof and subject to Lessor’s cure rights, as provided for in Section 17.1 and the rights of Ground Lessor under the Ground Lease and the parties under the other Related Agreements, the CSC Sublease and any Fifth Floor Sublease, Lessor covenants that it will not interfere in Lessee’s use or possession of the Leased Property during the Term, so long as no Event of Default has occurred and is continuing, it being agreed that Lessee’s remedies for breach of the foregoing covenant shall be limited to a claim for damages or the commencement of proceedings to enjoin such breach, as applicable.  Such right is independent of and shall not affect Lessee’s obligations hereunder and under the other Operative Documents or Lessor’s rights otherwise to initiate legal action to enforce the obligations of Lessee under this Lease.  The foregoing covenant shall not require Lessor to take any action contrary to, or which would permit Lessee to use the Leased Property for a use not permitted under the provisions of this Lease.

                Section 4.2.       Inspection and Reports.  (a) Upon three (3) Business Days prior notice (such notice being waived by Lessee during the existence of an Event of Default) to Lessee and subject to the provisions of Section 16.15 of the Participation Agreement, Lessor or the Collateral Agent (collectively, the “Inspecting Parties”) at any time during the Term may inspect (i) the Leased Property and (ii) the Leased Property Records and make copies and abstracts therefrom and may discuss the affairs, finances and accounts with respect to the Leased Property with Lessee’s officers.  All such inspections shall be during Lessee’s normal business hours, shall be subject to Lessee’s customary safety and security provisions and shall be at the expense and risk of the Inspecting Parties, except that if an Event of Default or Default has occurred and is continuing and, subject to Section 16.5 hereof, Lessee shall reimburse the Inspecting Parties for the reasonable costs of such inspections and, except for the Inspecting Party’s gross negligence or willful misconduct, such inspection shall be at Lessee’s risk.  No inspection shall unreasonably interfere with Lessee’s operations.  None of the Inspecting Parties shall have any duty to make any such inspection or inquiry.  None of the Inspecting Parties shall incur any liability or obligation by reason of making any such inspection or inquiry unless and to the extent such Inspecting Party causes damage to the Leased Property or any property of Lessee or any other Person during the course of such inspection.

                (b)       To the extent permissible under Applicable Laws, during the Term Lessee shall prepare and file, or cause to be prepared and filed, in a timely fashion, or, where Lessor shall be required to file, Lessee shall prepare, or cause to be prepared, and make available to Lessor within a reasonable time period prior to the date for filing and Lessor shall file, any reports with respect to the condition or operation of the Leased Property that shall be required to be filed with any Governmental Authority.

ARTICLE V

NET LEASE, ETC.

                Section 5.1.       Net Lease, Etc.  This Lease shall constitute a net lease and Lessee’s obligations hereunder to pay Rent shall be absolute and unconditional under any and all circumstances.  Any present or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall the Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of the Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection herewith) by reason of: (i) any defect in the condition, merchantability, design, construction, quality or fitness for use of the Subject Property or any part thereof, or the failure of the Subject Property or any part thereof to comply with all Applicable Laws, including any inability to use the Subject Property or any part thereof by reason of such non-compliance; (ii) any damage to, removal, abandonment, salvage, loss, contamination of, or Release from, scrapping or destruction of or any requisition or taking of the Subject Property or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Subject Property or any part thereof or any termination of the Ground Lease; (iv) any defect in title to or rights to the Subject Property or any part thereof or any Lien on such title or rights or on the Subject Property, the CSC Sublease, any Fifth Floor Sublease or any part thereof (provided, that the foregoing shall not relieve any Person from its responsibility to remove Lessor Liens attributable to it); (v) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by the Lessor, the Collateral Agent or any Lender; (vi) to the fullest extent permitted by Applicable Laws, any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Lessee, the Lessor, the Collateral Agent, any Lender or any other Person, or any action taken with respect to this Lease by any trustee or receiver of the Lessee, the Lessor, the Collateral Agent, any Lender or any other Person, or by any court, in any such proceeding; (vii) any claim that the Lessee has or might have against any Person, including without limitation any Participant, or any sublessee, vendor, manufacturer, contractor of or for the Subject Property or any part thereof; (viii) any failure on the part of the Lessor to perform or comply with any of the terms of this Lease, of any other Operative Document or of any other agreement; (ix) any invalidity or unenforceability or illegality or disaffirmance of this Lease against or by the Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof; (x) the impossibility or illegality of performance by the Lessee, the Lessor or both; (xi) any action by any court, administrative agency or other Governmental Authority; (xii) any restriction, prevention or curtailment of or interference with the use of the Subject Property or any part thereof; (xiii) the failure of Lessee or any of its Affiliates to achieve any accounting or tax benefits or the characterization of the transaction intended by the parties as set forth at Section 24.1 hereof and Section 5.1 of the Participation Agreement; (xiv) any act or omission of any sublessee under any sublease entered into by Lessee or the assertion of any claims or liens or the exercise of any rights or remedies of any such sublessee; or (xv) any other cause or circumstances whether similar or dissimilar to the foregoing and whether or not the Lessee shall have notice or knowledge of any of the foregoing.  The Lessee’s agreement in the preceding sentence shall not affect any claim, action or right the Lessee may have against any Person.  The parties intend that the obligations of the Lessee hereunder shall be covenants and agreements that are separate and independent from any obligations of the Lessor hereunder or under any other Operative Documents and the obligations of the Lessee shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Lease.

                Section 5.2.       No Termination or Abatement.  The Lessee shall remain obligated under this Lease in accordance with its terms and the terms of the other Operative Documents and shall not take any action to terminate, rescind or avoid this Lease (except as provided herein) to the fullest extent permitted by Applicable Laws, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting the Lessor, the Collateral Agent or any Lender, or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator of the Lessor, the Collateral Agent or any Lender or by any court with respect to the Lessor, the Collateral Agent or any Lender.  The Lessee hereby waives all right to terminate or surrender this Lease (except as provided herein) or to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent.  The Lessee shall remain obligated under this Lease in accordance with its terms and the terms of the other Operative Documents and the Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease.  Notwithstanding any such statute or otherwise, the Lessee shall be bound by all of the terms and conditions contained in this Lease.

ARTICLE VI

ASSIGNMENTS, SUBLEASES AND DELEGATIONS

                Section 6.1.       Assignment and Subletting.  Except for assignments and subleases permitted by this Article VI, Lessee, during the Term, may not assign, sublease, mortgage, pledge or otherwise transfer to any Person, at any time, in whole or in part, any of its right, title or interest in, or obligations to or under this Lease, any other Operative Document or to any portion of the Leased Property; provided that so long as no Event of Default has occurred and is continuing, Lessee may, without the consent of the Collateral Agent, the Lessor or the Lenders, (i) assign all, but not less than all, of its rights in the Operative Documents to any Affiliate of Lessee and (ii) sublease all or any part of its rights, title and interest in the Leased Property to any Person; provided further that:  (a) no sublease or assignment shall in any way discharge or diminish any of the obligations of Lessee to Lessor, the Collateral Agent or any Lender under any Operative Document; (b) Lessee shall remain directly and primarily liable under this Lease and any Operative Documents to which Lessee is a party with respect to all the Leased Property; (c) each such sublease and assignment of the Leased Property shall be made expressly subject to and subordinated to this Lease and to the rights of Lessor, the Collateral Agent and the Lenders (provided that (1) the limitation in clause (c) above shall not apply to the CSC Sublease or any Fifth Floor Sublease with an Eligible Sublessee and (2) with respect to the CSC Sublease and any Fifth Floor Sublease with an Eligible Sublessee, the Lessor and Collateral Agent shall enter into a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) in form and substance as set forth in Exhibit C hereto; and (d) except with respect to one floor of  the CSC Sublease which may extend for a term ending on March 14, 2016, each such sublease and assignment shall expressly provide for the termination prior to the last day of the Term (unless otherwise agreed and consented to by the Lessor); provided further that Lessee shall not assign or sublease any portion of the Leased Property to, or permit the assignment or the sublease of any portion of the Leased Property by, any Person who at the time of such sublease or assignment shall then be the subject of any proceeding for relief under any bankruptcy or insolvency  law or laws relating to the relief of debtors provided, further, that Lessee may not exercise and enforce any rights or remedies under the CSC Sublease or any Fifth Floor Sublease, against any Person or related party under the CSC Sublease or the Fifth Floor Sublease or amend, supplement, waive, extend, restate or otherwise modify any CSC Sublease or any Fifth Floor Sublease if such exercise or enforcement of rights or remedies or amendment, supplement, waiver, restatement or modification (i) would cause a violation of any of Lessee’s obligations under this Lease or the other Operative Documents, (ii) would increase any of the Lessor’s obligations under any Operative Document, (iii) would have a Material Adverse Effect, or (iv) would reduce the rent under the CSC Sublease or the Fifth Floor Sublease.

Notwithstanding the foregoing or any provision of this Lease or any of the Operative Documents to the contrary, (A) Lessee shall have the right to sublease any portion of the Leased Premises (including the fifth floor of the Facility) to any Person without the consent of Lessor, Collateral Agent or the Participants provided that such sublease complies with the preceding provisions of clause (ii) of this Section 6.1 and (B) if Lessor does not enter into an SNDA in connection with any such sublease, such sublease shall be excluded from the definition of “Fifth Floor Sublease” as such term is used in the Operative Documents.

Lessee shall give Lessor prompt written notice of any assignment or sublease permitted under this Article VI, and shall promptly provide Lessor with a fully executed copy of each document evidencing such assignment or sublease.

Unless (a) an Event of Default has occurred and is continuing and Lessee receives written notice from Lessor or the Collateral Agent directing Lessee to pay to Collateral Agent any rents, issues, revenues, profits or other income (including all deposits of money as advanced rent or for security) received by Lessee under any sublease or (b) an Event of Default set forth in Section 16.1(g) has occurred, Lessee shall have the right to retain, use and enjoy such income, and upon the cure of any such Event of Default, Lessee shall resume the right to receive, retain, use and enjoy such income.

Section 6.2.           Assignment of Related Agreements.  Lessor and Lessee acknowledge that effective as of the Closing Date, Seller has assigned to Lessor and delegated to Lessor, and Lessor has assumed, all obligations on the part of Seller under the Related Agreements, or the Related Agreements have been assigned to Lessor by operation of law upon its acquisition of title to the Land.  Additionally, during the Term, to the extent permitted by the Related Agreements, Lessor hereby assigns to Lessee all rights and benefits conferred to Lessor under the Related Agreements, including without limitation all rights to receive rent or other payments by any sublessees or to enforce any rights and remedies against each Person that is a party to the Related Agreements.  Lessee hereby assumes and agrees to perform all obligations of the Lessor under the Related Agreements pursuant to Section 9.1(h) of the Participation Agreement and to diligently enforce any rights and remedies against each Person or related party under the Related Agreements.  Lessor further grants to Lessee the right to grant or withhold any consents, waivers, extensions, and indulgences under the Related Agreements and to amend, supplement, restate, and otherwise make modifications to the Related Agreements as Lessee may determine to be necessary or appropriate in Lessee’s sole discretion.  Notwithstanding the foregoing, Lessee may not exercise and enforce any such rights or remedies against such Person or related party under the Related Agreements or amend, supplement, waive, extend, restate or otherwise modify the Related Agreements if such exercise or enforcement of rights or remedies or amendment, supplement, waiver, extension, restatement or modification (i) would cause a violation of any of Lessee’s obligations under this Lease or the other Operative Documents, (ii) would increase any of the Lessor’s obligations under any Operative Document, or (iii) would have a Material Adverse Effect.

Lessor hereby constitutes Lessee as the agent and attorney-in-fact of Lessor for the purpose of exercising and enforcing, and with full right, power and authority to perform the obligations of Lessor and to exercise and to enforce, all of the right, title, interest and remedies of the Lessor in, under and to the Related Agreements and any other agreements and arrangements concerning the use, operation, and repair of the Leased Property.  Lessor agrees, at Lessee’s expense, to execute and deliver or to join in the execution of such further instruments as may be necessary to enable the Lessee to perform Lessor’s obligations under the Related Agreements during the Term and to exercise and enforce the rights, remedies and obligations conferred to or delegated to Lessee pursuant to this paragraph.  Upon termination of the Lease and delivery of possession of the Subject Property to Lessor pursuant to Article XVI (as a result of a Limited Recourse Event of Default only) or Article XX of the Lease or to a third party, the Lessee shall have no further obligation to perform obligations under the Related Agreements pursuant to this paragraph.  Lessee consents to Lessor’s execution and delivery of the transfer and assignment documents to which Lessor is a party, delivered pursuant to the Purchase Agreement on the Closing Date.

Notwithstanding the foregoing, the Lessor may, at any time that an Event of Default has occurred and is continuing, revoke the rights of Lessee granted in this Section 6.2 (i) to exercise or enforce any rights or remedies under the Related Agreements, (ii) to grant or withhold any consents, waivers, extensions, and indulgences under the Related Agreements or (iii) to amend, supplement, waive, extend, restate or otherwise modify the Related Agreements; provided that such revocation shall not affect Lessee’s obligations under Section 9.1(h) of the Participation Agreement.

ARTICLE VII

LESSEE ACKNOWLEDGEMENTS

                Section 7.1.       CONDITION OF THE LEASED PROPERTY.  THE LESSEE ACKNOWLEDGES AND AGREES THAT IT IS LEASING THE LEASED PROPERTY “AS IS” WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY THE LESSOR, THE COLLATERAL AGENT OR THE LENDERS AND IN EACH CASE SUBJECT TO (a) THE EXISTING STATE OF TITLE (EXCLUDING LESSOR LIENS), (b) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (c) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR A PHYSICAL INSPECTION MIGHT SHOW, (d) VIOLATIONS OF REQUIREMENTS OF LAW WHICH MAY EXIST ON THE DATE HEREOF ON OR AT ANY TIME HEREAFTER AND (e) THE RIGHTS OF GROUND LESSOR UNDER THE GROUND LEASE AND THE OTHER PARTIES UNDER THE RELATED AGREEMENTS, THE CSC SUBLEASE, AND ANY FIFTH FLOOR SUBLEASE.  NONE OF THE LESSOR, THE COLLATERAL AGENT OR ANY OF THE LENDERS HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (OTHER THAN AS IN SECTION 4.1 HEREOF) (EXPRESS OR IMPLIED) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE (OTHER THAN FOR LESSOR LIENS), VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE LEASED PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY (OR ANY PART THEREOF) AND NONE OF THE LESSOR, THE COLLATERAL AGENT OR THE LENDERS SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN (OTHER THAN FOR LESSOR LIENS) OR THE FAILURE OF THE LEASED PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAWS.

All risks incident to the matters discussed in the preceding sentences, as between the Lessor, the Collateral Agent and the Lenders, on the one hand, and Lessee, on the other, are to be borne by Lessee.  The provisions of this Section 7.1 have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by any of the Lessor, the Collateral Agent or the Lenders, express or implied, with respect to the Leased Property (or any interest therein), other than the obligation to remove Lessor Liens attributable to it, that may arise pursuant to any law now or hereafter in effect or otherwise.

                Section 7.2.       Risk of Loss.  During the Term, as between Lessee and Lessor, the risk of loss of or decrease in the enjoyment and beneficial use of the Leased Property as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by the Lessee, and the Lessor shall in no event be answerable or accountable therefor.

                Section 7.3.       Certain Duties and Responsibilities of Lessor.  Lessor undertakes to perform such duties and only such duties as are specifically set forth herein and in the other Operative Documents (other than the Related Agreements, the CSC Sublease and any Fifth Floor Sublease with respect to any time prior to the termination of the Lease and the transfer of possession of the Leased Property to Lessor pursuant to Article XVI (as a result of a Limited Recourse Event of Default only) or Article XX of the Lease, or a third party), and no implied covenants or obligations shall be read into this Lease against Lessor, and Lessor agrees that it shall not, nor shall it have a duty to, manage, control, use, sell, maintain, insure, register, lease, operate, modify, dispose of or otherwise deal with the Subject Property, the CSC Sublease and any Fifth Floor Sublease in any manner whatsoever, except as required by the terms of the Operative Documents and as otherwise provided herein.  Lessee hereby agrees that none of Lessor, the Collateral Agent or any Lender shall be obligated to perform any covenant or agreement set forth herein or in the other Operative Documents or permit the exercise by Lessee of any right set forth herein or in the other Operative Documents if such agreement or covenant or the exercise of such right is prohibited by or conflicts with the terms of any Related Agreement, the CSC Sublease or any Fifth Floor Sublease.

ARTICLE VIII

POSSESSION AND USE OF THE PROPERTY, ETC.

                Section 8.1.       Possession and Use of the Leased Property.  Lessee agrees that the Leased Property will be used as a Class “A” office building in a manner consistent with this Lease and the other Operative Documents and applying standards of use no lower than the standards applied by the Lessee for other comparable properties owned or leased by the Lessee.  At all times during the Term, the Leased Property shall remain in the possession and control of Lessee or its permitted assignees or sublessees; Lessee warrants that the Leased Property will at all times be used and operated under and in compliance in all material respects with the terms of the Ground Lease, the other Related Agreements to the extent that they relate to the Leased Property, the CSC Sublease, and any Fifth Floor Sublease (as and when any such Fifth Floor Sublease becomes effective).

Lessee shall not use the Leased Property or any part thereof for any purpose or in any manner that would materially adversely affect the Fair Market Value, utility, remaining useful life or residual value of the Leased Property, ordinary wear and tear excepted.  Lessee assumes and agrees to pay all fees, charges, costs, assessments, impositions, utilities and other amounts which relate to or arise in connection with the purchase, disposition, ownership, lease or use of any real or personal property, Governmental Actions and other rights, privileges or entitlements required to be paid in connection with the Leased Property.  All such charges for utilities imposed with respect to the Leased Property for a billing period during which this Lease expires or terminates (except when Lessee purchases the Subject Property in accordance with the terms of this Lease, in which case Lessee shall be solely responsible for all such charges) shall be adjusted and prorated on a daily basis between Lessee, Lessor (but solely as a result of the return of the Subject Property, the CSC Sublease and any Fifth Floor Sublease in connection with the exercise by Lessee of the Sale Option pursuant to Article XX hereof or as a result of a Limited Recourse Event of Default under Section 16.5 hereof) and any purchaser of the Subject Property, the CSC Sublease and any Fifth Floor Sublease, and each party shall pay or reimburse the other for each party’s pro rata share thereof; provided, that in no event shall Lessor have any liability therefor.  Lessee shall be entitled to receive any credit or refund received by the Lessor on account of any utility charges paid by Lessee, net of the costs and expenses reasonably incurred by the Lessor in obtaining such credit or refund, and the amount of such credit or refund shall be promptly paid over to Lessee.

                Section 8.2.       Compliance with Requirements of Law and Insurance Requirements.  Subject to the terms of Article XII relating to permitted contests, the Lessee, at its sole cost and expense, shall or shall cause the applicable sublessee to (a) comply with all Applicable Laws (including all Environmental Laws) and Insurance Requirements relating to the Leased Property, including the use, operation, maintenance, repair and restoration thereof and any sale thereof pursuant to Section 19.1(b), whether or not compliance therewith shall require structural or extraordinary changes in the Facility or interfere with the use and enjoyment of the Leased Property, and (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the use, operation, maintenance, repair and restoration of the Leased Property and for the use, operation, maintenance, repair and restoration of the Facility.

ARTICLE IX

MAINTENANCE AND REPAIR; REPORTS

                Section 9.1.       Maintenance.  Lessee, at its sole cost and expense, shall maintain, service and repair (a) the Leased Property to keep it (i) in good working order and (ii) in such condition as the Lessee would, in the prudent management of its own properties, maintain, service and repair similar property owned or leased by the Lessee and, in any event, to the extent required to maintain the Leased Property in good condition and repair (which shall include, without limitation, repairs required to any structural element of the Leased Property and replacement of any component or mechanical system of the Leased Property) and in compliance with the Ground Lease, any other Related Agreements, the CSC Sublease, any Fifth Floor Sublease, all Applicable Laws, Industry Standards and Insurance Requirements, noncompliance with which might result in the imposition of a penalty on any Indemnified Party or materially adversely affect the Leased Property or the operation thereof and, in any event in accordance with prudent industry practice, and (b) the Leased Property to keep it maintained as a Class “A” office building.

In the event of any damage or destruction other than a Significant Casualty with respect to the Leased Property, the Lessee shall, at its own expense, with reasonable promptness, repair or restore the same so that upon the completion of such repair or restoration the Leased Property shall be in the condition required by the provisions of this Section 9.1 and so that the value, utility and useful life of the Property shall be at least equal to the value, utility and useful life of the Leased Property immediately prior to the occurrence of such damage or destruction.

                Section 9.2.       Maintenance Costs and Warranties.  The Lessee agrees to pay all costs, expenses, fees and charges incurred in connection with (i) the use and operation of the Leased Property by the Lessee during the Term, including but not limited to repairs, maintenance, storage and servicing as provided in Article X and this Article IX and (ii) the preserving and protecting of the Leased Property, and the repairing, maintaining and servicing of the Leased Property as provided in Article X and this Article IX, during the period after a termination of the Lessee’s right of possession of the Leased Property pursuant to Section 16.2 (subject to Section 16.5) and prior to the interest of the Lessor in the Leased Property being sold to a third person by the Lessor.  So long as no Event of Default has occurred and is continuing, the Lessor hereby constitutes the Lessee as the agent and attorney-in-fact of the Lessor for the purpose of exercising and enforcing, and with full right, power and authority to exercise and to enforce, all of the right, title and interest of the Lessor in, under and to the warranties and obligations of any supplier of goods or services in respect of the Leased Property and agrees to execute and deliver such further instruments as may be necessary to enable the Lessee to obtain goods or services furnished for the Leased Property by said suppliers.  The Lessor shall have no other obligation or duty with respect to any of such matters.  So long as no Event of Default has occurred and is continuing, any proceeds obtained by the Lessee from the enforcement of the warranties and obligations of any supplier of goods or services in respect of the Leased Property shall be held by the Lessee and applied from time to time to the repair and maintenance of the Leased Property, and any balance thereof remaining at the expiration of the Term shall be paid over to the Lessor or as it may direct, subject to Section 5.2 of the Participation Agreement.

                Section 9.3.       Lessor Not Obligated to Maintain or Repair.  The Lessor shall not under any circumstances be required to build any improvements on the Leased Property, make any repairs, replacements, Modifications or renewals of any nature or description to the Leased Property, make any expenditure whatsoever in connection with this Lease or maintain the Leased Property in any way.  The Lessee waives any right to (i) require the Lessor to maintain or repair all or any part of the Leased Property or (ii) make repairs at the expense of the Lessor pursuant to any Applicable Laws, contract, agreement, or covenant, condition or restriction in effect at any time during the Term.

             Section 9.4.    Maintenance and Repair Reports.  Lessee shall keep maintenance and repair records in sufficient detail, at least on the same basis as records are kept for similar properties owned or leased by Lessee, to indicate the nature and date of major work done at or to the Leased Property.  Such records shall be kept on file by Lessee and shall be made available to Lessor upon reasonable request.  Lessee shall give written notice to Lessor of any Event of Loss promptly after Lessee has knowledge thereof.

ARTICLE X

MODIFICATIONS, ETC.

             Section 10.1.    Modifications and Lessee Improvements.  (a)(i) Lessee, at Lessee’s own cost and expense, shall make alterations, renovations, improvements and additions to the Leased Property or any part thereof and substitutions and replacements therefor (collectively, “Modifications”) which are (A) necessary to repair or maintain the Leased Property in the condition required by Section 9.1; (B) necessary in order for the Leased Property to be in compliance with Applicable Laws in all material respects; (C) necessary for the Leased Property to constitute a Class “A” office building; and (D) necessary or advisable to restore the Leased Property to its condition existing prior to a Casualty or Condemnation to the extent required pursuant to Article XIV (collectively, the “Required Modifications”); and (ii) so long as no Event of Default or Default has occurred and is continuing, Lessee or its subtenants, at Lessee’s or its subtenant’s, as applicable, sole discretion and cost and expense, may undertake Modifications to the Leased Property so long as such Modifications comply with Applicable Laws in all material respects and with Section 9.1 and subsection (b) of this Section 10.1 (collectively, the “Permitted Modifications”).

                (b)       The making of any Modifications must be in compliance with the following requirements:

                    (i)        No such Modification (other than Lessee Improvements or Modifications described in Schedule 10.1 hereof) with a cost exceeding $2,500,000 for any such Modification, shall be made or undertaken without the prior written consent of Lessor and the Collateral Agent (which consent shall not unreasonably be withheld).

                   (ii)        No Modifications shall be undertaken in violation in any material respect of the terms of the Ground Lease, any other Related Agreement, the CSC Sublease, the Fifth Floor Sublease or any restriction, easement, condition, covenant or other similar matter affecting title to or binding on the Leased Property unless Lessee shall have obtained, so far as the same may be required from time to time, all material permits, consents, waivers or other authorizations relating to such Modifications from the applicable Governmental Authorities or third Persons.  Lessor, at Lessee’s expense, shall join in the application for any such permit or authorization and execute and deliver any document in connection therewith, whenever such joinder is necessary or advisable.

                  (iii)        All Modifications (other than Lessee Improvements) shall be completed in a good and workmanlike manner and in compliance in all material respects with the Ground Lease, the Related Agreements, the CSC Sublease, any Fifth Floor Sublease, all Applicable Laws and Insurance Requirements and all Modifications (other than Lessee Improvements) must be located solely on the Land or Lessee or Lessor must have obtained by no later than the commencement of such Modifications (other than Lessee Improvements) access rights reasonably satisfactory to the Collateral Agent.

                  (iv)        All Modifications shall, when completed, be of such a character as to not materially adversely affect the Fair Market Value, utility, remaining economic useful life or residual value of the Leased Property from the Fair Market Value, utility, remaining economic useful life or residual value thereof immediately prior to the making thereof (assuming the Leased Property was then in the condition required by this Lease) or, in the case of Modifications being made by virtue of a Casualty or Condemnation, immediately prior to the occurrence of such Casualty or Condemnation (assuming the Leased Property was then in the condition required by this Lease).

             Section 10.2.    Title to Modifications.  (a) Title to the following described Modifications shall, without further act, vest in Lessor and shall be deemed to constitute a part of the Leased Property and be subject to this Lease:

                    (i)        Modifications that are in replacement of or in substitution for a portion of any item of Leased Property;

                   (ii)        Required Modifications; or

                  (iii)        Modifications that are Nonseverable.

If requested by Lessor, Lessee shall execute and deliver any deeds, bills of sale, assignments, lease supplements or other documents of conveyance reasonably necessary to evidence the vesting of title in and to such Modifications to Lessor.

                (b)       If Modifications are not within any of the categories set forth in clauses (i) through (iii) of Section 10.2(a) (each, a “Lessee Improvement”), then title to such Lessee Improvements shall vest in Lessee and such Lessee Improvements shall not be deemed to be Modifications which are part of the Leased Property.

                (c)       All Lessee Improvements may, so long as (i) removal thereof shall not result in the violation of any Applicable Laws, (ii) removal thereof shall not adversely affect the Lessee’s ability to comply with its obligations under this Lease or any other Operative Document, and (iii) no Event of Default is continuing, be removed at any time by Lessee.  Lessee agrees to notify Lessor in writing at least 30 days before it removes any Lessee Improvement or Lessee Improvements which individually or in the aggregate had an original cost exceeding $2,500,000, and Lessee shall at its expense repair any damage to the Leased Property caused by the removal of such Lessee Improvement.

Lessor (or the purchaser of the Leased Property) may purchase from Lessee any such Lessee Improvement (if not already owned by Lessor) that Lessee intends to remove from the Leased Property prior to the return of the Leased Property to Lessor pursuant to Section 20.3 hereof or sale of the Leased Property to a third party, which purchase shall be at the Fair Market Value of such Lessee Improvement as determined by the Appraiser at the time of such purchase.  Title to any such Lessee Improvement shall vest in Lessor (or the purchaser of the applicable Leased Property) if not removed from the Leased Property by Lessee prior to the return of the Leased Property to Lessor or sale of the Leased Property to a third party.

ARTICLE XI

COVENANTS WITH RESPECT TO LIENS AND EASEMENTS

             Section 11.1.    Covenants with Respect to Liens.  (a) During the Term, Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on or with respect to any portion of the Lessee’s interest in the Subject Property, the CSC Sublease, any Fifth Floor Sublease, Lessor’s title thereto or other interest therein, or any interest of Lessor, Collateral Agent or the Lenders therein.  Lessee, at its own expense, will promptly pay, satisfy and otherwise take such actions as may be necessary to keep the Leased Property free and clear of, and duly to discharge, eliminate or bond in a manner reasonably satisfactory to Lessor and the Collateral Agent, any such Lien (other than Permitted Liens or Lessor Liens) if the same shall arise at any time.

                (b)       Nothing contained in this Lease shall be construed as constituting the consent or request of the Lessor, express or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair, restoration or demolition of or to the Leased Property or any part thereof.  NOTICE IS HEREBY GIVEN THAT NONE OF THE LESSOR, THE COLLATERAL AGENT OR ANY OF THE LENDERS IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO THE LESSEE, OR TO ANYONE HOLDING THE LEASED PROPERTY OR ANY PART THEREOF THROUGH OR UNDER THE LESSEE, AND THAT NO MECHANIC’S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF THE LESSOR, THE COLLATERAL AGENT OR ANY LENDER IN AND TO THE LEASED PROPERTY.

             Section 11.2.    Lessee’s Grants and Releases of Easements; Lessor’s Waivers.  Provided that no Event of Default shall have occurred and be continuing, and subject to the provisions of Articles VII, IX and X and Section 8.2, the Lessor hereby consents in each instance to the following actions by the Lessee in the name and stead of the Lessor and the Lessor hereby appoints the Lessee as the true and lawful attorney-in-fact of the Lessor with full power and authority to execute documents on behalf of the Lessor for the following purposes, but at the Lessee’s sole cost and expense:  (a) the granting of, or entry into agreements in connection with, easements, licenses, rights-of-way, building and use restrictions and covenants and other rights and privileges in the nature of easements or similar interests and burdens reasonably necessary or desirable for the use, repair, maintenance or protection of the Leased Property as herein provided; (b) the release of existing easements or other rights in the nature of easements which are for the benefit of, or burden to, the Leased Property; (c) the execution of amendments to, or waivers or releases of, any easements, licenses or covenants and restrictions affecting the Leased Property; and (d) the filing and processing of any and all permit applications, authorizations, entitlements, agreements with any Governmental Authority or amendments thereof, or other documents reasonably required or beneficial for construction or installation of Modifications which could not reasonably be expected to adversely affect the rights of the Lessor, the Collateral Agent or any Lender under the Operative Documents; provided, however, that in each case (i) such grant, release, dedication, transfer, amendment, agreement or other action does not materially impair the value, utility, residual value or remaining useful life of the Subject Property, (ii) such grant, release, transfer, amendment, agreement or, other action in the Lessee’s judgment is, subject to Articles VIII, IX and X hereof, reasonably necessary or desirable in connection with the use, operation, repair, maintenance, alteration or improvement of the Leased Property, (iii) such grant, release, dedication, transfer, amendment, agreement or other action will not cause the Subject Property or any portion thereof to fail to comply with the provisions of this Lease or any other Operative Documents and all Applicable Laws (including, without limitation, all applicable zoning, planning, building and subdivision ordinances, all applicable restrictive covenants and all applicable architectural approval requirements); (iv) all governmental consents or approvals required prior to such grant, release, dedication, transfer, amendment, agreement or other action have been obtained, and all filings with any Governmental Authorities required prior to such action have been made; (v) the Lessee shall remain obligated under this Lease and under any instrument executed by the Lessee consenting to the assignment of the Lessor’s interest in this Lease as security for indebtedness, in each such case in accordance with their terms, as though such grant, release, dedication, transfer, amendment, agreement or other action had not been effected; (vi) during the Term, the Lessee shall timely pay and perform any obligations of the Lessor under such grant, release, dedication, transfer, amendment, agreement or other action; and (vii) with respect to any action described in Section 11.2(a) through Section 11.2(d), inclusive, no such action described in such sections could reasonably be expected to have a Material Adverse Effect.  Without limiting the effectiveness of the foregoing, provided, that no Default or Event of Default shall have occurred and be continuing, the Lessor shall, upon the request of the Lessee, and at the Lessee’s sole cost and expense, execute and deliver any instruments delivered to it that are necessary or appropriate to confirm any such grant, release, dedication, transfer, amendment, agreement or other action to any Person permitted under this Section.

             Section 11.3.    Compliance with Texas Voluntary Cleanup Program.  During the Term, Lessee shall comply with all applicable laws, rules, regulations and institutional controls applicable to the Leased Property, including without limitation the Permanent Institutional Controls affecting the Leased Property described on Exhibit “C” of the Voluntary Cleanup Program Final Certificate of Completion recorded under Document No. 2000011292 of the Official Public Records of Travis County, Texas.  This obligation binds any Person to whom Lessee assigns or subleases the Leased Property.

ARTICLE XII

PERMITTED CONTESTS

             Section 12.1.    Permitted Contests in Respect of Applicable Laws.  Except to the extent otherwise provided in Section 12.4(b) of the Participation Agreement with respect to Taxes and Impositions, if, to the extent and for so long as (x) a test, challenge, contest, appeal or proceeding for review, as applicable, of (A) any Applicable Law relating to the Leased Property or any part thereof or the obligation to comply therewith or (B) any Supplemental Rent payable to any Person other than Lessor, Collateral Agent or any Lender, shall be prosecuted diligently and in good faith in appropriate proceedings by the Lessee or (y) compliance with such Applicable Law or payment shall have been excused or exempted by a valid nonconforming use, variance, permit, waiver, extension or forbearance, Lessee shall not be required to comply with such Applicable Law or to make such payment but only if and so long as any such test, challenge, contest, appeal, proceeding, waiver, extension, forbearance or noncompliance shall not, in the reasonable opinion of the Lessor and the Collateral Agent, involve (A) any risk of criminal liability being imposed on the Lessor, the Collateral Agent, or any Lender, or (B) any material risk of (1) foreclosure, forfeiture or loss of the Subject Property, or any material part thereof, (2) the nonpayment of Rent to Lessor, Collateral Agent or any Lender, (3) any sale of, or the creation of any Lien (other than a Permitted Lien) on, any part of the Subject Property, the Lessee’s interest in the CSC Sublease or any Fifth Floor Sublease (provided, however, nothing herein shall be deemed to reduce or diminish Lessee’s obligations at Section 11.1), (4) civil or criminal liability being imposed on the Lessor, the Collateral Agent, any Lender for which the Lessee is not obligated to indemnify such parties under the Operative Documents or (5) enjoinment of, or interference with, the use, possession or disposition of the Subject Property, the Lessee’s interest in the CSC Sublease or any Fifth Floor Sublease in any material respect.  Subject to Article XIII of the Participation Agreement, Lessee shall also have a right to contest and appeal any Taxes or Impositions.

None of the Lessor, the Collateral Agent or any Lender will be required to join in any proceedings pursuant to this Section 12.1 unless a provision of any Applicable Law requires that such proceedings be brought by or in the name of such party; and in that event such party will join in the proceedings or permit them or any part thereof to be brought in its name if and so long as (i) the Lessee has not elected the Sale Option and (ii) the Lessee agrees in writing to pay, and pays, all related expenses (including attorneys’ fees) and agrees in writing to indemnify the Lessor, the Collateral Agent and the Lenders, in form and substance reasonably satisfactory to each of the respective Indemnitees, in respect of any claim relating thereto.

ARTICLE XIII

INSURANCE

             Section 13.1.    Required Coverages.  During the Term, Lessee will maintain at all times:

                (a)       General Liability Insurance.  Combined single limit insurance against claims for third-party bodily injury, including death, and third-party property damage occurring as a result of the ownership, use, maintenance or operation of the Subject Property, in an amount at least equal to $5,000,000 per occurrence.  Such coverage may be subject to deductibles or self-insured retentions up to an amount that is consistent with Lessee’s insurance program for similar property owned or leased by Lessee and in keeping with prudent industry practice.

                (b)       Property Insurance.  Insurance against loss of or damage to the Leased Property, or any portion thereof by reason of any insurable peril in an amount consistent with Lessee’s insurance program for similar property owned or leased by Lessee, in keeping with prudent industry practice (subject to such deductibles and/or self-insurance in such minimum amounts as is consistent with Lessee’s insurance program for similar property owned or leased by Lessee, in keeping with prudent industry practice); provided, however, that at no time shall the amount of such coverage be less than the replacement cost of the Leased Property, including any costs that may be required to cause the Leased Property to be restored in accordance with then current Applicable Laws.

                (c)       Other Insurance.  Such other insurance, in each case as is generally carried by Lessee for similar properties owned or leased by it in such amounts and against such risks as are then customary for Lessee.  Lessee shall also cause to be in place in the amounts and at the times required the insurance required to be carried (i) by Lessor under the Ground Lease and the other Related Agreements to the extent such Related Agreements relate to the Subject Property and impose insurance requirements in excess of those required by this Article XIII and (ii) by Lessee under the CSC Sublease and any Fifth Floor Sublease.

             Section 13.2.    Insurance Coverage.  The insurance coverage required in Section 13.1 shall be written by reputable insurance companies that are financially sound and solvent and otherwise reasonably appropriate considering the amount and type of insurance being provided by such companies.  Any insurance company selected by Lessee shall be rated in A.M. Best’s Insurance Guide or any successor thereto (or if there be none, an organization having a similar national reputation) and shall have a general policyholder rating of “A” (or comparable rating for a rating by an organization other than A.M. Best) and a financial rating of at least “X” (or comparable rating for a rating by an organization other than A.M. Best) or be otherwise acceptable to the Participants.  In the case of liability insurance maintained by Lessee, it shall name the Collateral Agent and each of the Participants as additional insureds and, in the case of property insurance maintained by Lessee covering the Leased Property, it shall name the Collateral Agent as mortgagee and sole loss payee.  Each policy referred to in Section 13.1 shall provide that:  (i) it will not be canceled or amended with regard to reduction of limits, reduction or elimination of coverages, or increase in the amount of any deductible, retained limit, or self-insured retention, or allowed to lapse without renewal, except after not less than 30 days prior written notice (10 days for nonpayment of premium) to Lessor and Collateral Agent; (ii) the interests of Lessor, Collateral Agent and any Lender shall not be invalidated by any act or negligence of or breach of warranty or representation by Lessee or any other Person having an interest in the Leased Property; (iii) such insurance is primary with respect to any other insurance carried by or available to Lessor, Collateral Agent or any Lender; (iv) with respect to such other insurance the insurer shall waive any right of subrogation, setoff, counterclaim, or other deduction, whether by attachment or otherwise, against Lessor; and (v) any such liability policy shall contain a cross-liability clause providing for coverage of Collateral Agent and each Participant, as if separate policies had been issued to each of them.  Lessee will notify Lessor and Collateral Agent promptly of any policy cancellation, reduction in policy limits, modification or amendment which has or could have an adverse effect on, or in any way impair, any insurance coverage provided for herein or in Section 13.1.

             Section 13.3.    Delivery of Insurance Certificates.  On or before the Closing Date, Lessee shall deliver to Collateral Agent and Lessor certificates of insurance satisfactory to Collateral Agent and Lessor evidencing the existence of all insurance required to be maintained hereunder and setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage.  Thereafter, throughout the Term, at the time each of Lessee’s insurance policies is renewed (but in no event less frequently than once each year) or upon written request by Lessor following an Event of Default, Lessee shall deliver to Collateral Agent and Lessor certificates of insurance evidencing that all insurance required by Sections 13.1 and 13.2 to be maintained by Lessee is in effect.

             Section 13.4.    Insurance by Lessor, Collateral Agent or any Lender.  Each of the Lessor, the Collateral Agent or any Lender may at its own expense carry insurance with respect to its interest in the Leased Property, and any insurance payments received from policies maintained by the Collateral Agent or any Participant shall be retained by Lessor, such Collateral Agent or such Lender, as the case may be, without reducing or otherwise affecting Lessee’s obligations hereunder.

ARTICLE XIV

CASUALTY AND CONDEMNATION

             Section 14.1.    Casualty and Condemnation.  (a) Subject to the provisions of this Article XIV, if all or any portion of the Leased Property suffers a Casualty (other than a Significant Casualty as to which a Termination Notice has been given), Lessee shall control the negotiations with the relevant insurer and, except as otherwise provided in this Section 14.1, any insurance proceeds payable with respect to such Casualty shall be paid directly to the Lessee, or if received by the Collateral Agent or any Participant, shall be paid over to the Lessee and shall be used by Lessee solely for the reconstruction, restoration and repair of such Leased Property, and if the use of, access to, occupancy of or title to the Leased Property or any part thereof is the subject of a Condemnation (other than a Significant Condemnation as to which a Termination Notice has been given), then any award or compensation relating thereto shall be paid, except as otherwise provided in the Ground Lease and the other Related Agreements, and this Section 14.1, to the Lessee and shall be used by Lessee solely for the restoration of the Leased Property.  Any insurance proceeds or condemnation award or compensation in excess of $2,000,000 for any single Casualty or Condemnation which are payable with respect to a Casualty or Condemnation (whether or not a Significant Casualty or a Significant Condemnation, respectively) shall be held in trust by the Collateral Agent in a segregated account (the “Proceeds Account”) for reimbursement to the Lessee from time to time during the course of the Lessee’s restoration of the Leased Property and compliance with the provisions of Article IX hereof.

Any such amounts held by the Collateral Agent shall be invested by the Collateral Agent in Permitted Investments at the direction of the Lessee from time to time, with all interest and earnings on such investments being payable to the Lessee promptly upon receipt thereof by the Collateral Agent from time to time.  All amounts held by the Lessor, the Collateral Agent or any of the Lenders on account of any award, compensation or insurance proceeds paid directly to or otherwise received by the Lessor, the Collateral Agent or any of the Lenders shall promptly be remitted to the Lessee (or if the immediately preceding sentence is applicable, the Collateral Agent) to be applied in accordance with this Section 14.1.  Each of the Lessee and the Lessor shall, prior to any deposit contemplated by this Section 14.1 in the Proceeds Account, and thereafter from time to time as reasonably requested by the Collateral Agent, take any and all actions (including, without limitation, the execution of such security and other agreements and UCC financing statements as the Collateral Agent shall reasonably request) reasonably requested by the Collateral Agent in order to grant to the Collateral Agent (on behalf of the Participants) a first priority perfected Lien on and security interest in the Proceeds Account and any and all amounts and other property from time to time on deposit therein.  To the extent that Lessor has Funded amounts for the repair, rebuilding and reconstruction of the Leased Property, and insurance proceeds or condemnation awards are received thereafter, such proceeds and awards in amounts equal to such Fundings by Lessor shall be paid to the Collateral Agent and applied in accordance with Section 5.3(d)(iii) of the Participation Agreement.  Notwithstanding the foregoing, if any Event of Default shall have occurred and be continuing, all awards, compensations or insurance proceeds shall be paid directly to the Collateral Agent or, if received by the Lessee, shall be held in trust for the Participants and shall be paid over by the Lessee to the Collateral Agent.  All amounts held by the Lessor or the Collateral Agent on account of any award, compensation or insurance proceeds either paid directly to the Lessor or the Collateral Agent or turned over to the Lessor or the Collateral Agent, in each case after the occurrence and during the continuance of an Event of Default, shall at the option of the Lessor (at the direction of the Participants) either be (A) paid to the Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with this clause (a), or (B) applied pursuant to Section 5.3 of the Participation Agreement to the Lease Balance and any other amounts owed by Lessee under the Operative Documents in accordance with Article XVI hereof and Section 5.3(j) of the Participation Agreement.

                (b)       In the event any part of the Leased Property becomes subject to condemnation or requisition proceedings during the Term, Lessee shall give notice thereof to Lessor promptly after Lessee has knowledge thereof and, to the extent permitted by Applicable Laws, Lessee shall control the negotiations with the relevant Governmental Authority unless an Event of Default exists or such condemnation or requisition could result in a Significant Condemnation in which case Lessor shall be entitled to control such negotiations; provided, that in any event, Lessor may participate at Lessor’s expense (if an Event of Default exists Lessor may control or participate at Lessee’s expense, subject to Section 16.5 hereof) in such negotiations; and provided in all cases, that no settlement will be made without Lessor’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).  Lessee shall give to Lessor such information, and copies of such documents, which relate to such proceedings, or which relate to the settlement of amounts due under insurance policies required by Article XIII, and are in the possession of Lessee, as are reasonably requested by Lessor.  If the proceedings relate to a Significant Condemnation, Lessee shall act diligently in connection therewith.  Nothing contained in this Section 14.1(b) shall diminish Lessor’s rights with respect to condemnation awards and property insurance proceeds under Articles XIII or XIV.

                (c)       In no event shall a Casualty or Condemnation affect the Lessee’s obligations to pay Rent pursuant to Section 3.1 or to perform its obligations and pay any amounts due on the Expiration Date or pursuant to Articles XVIII and XXI.

                (d)       If, pursuant to this Article XIV, this Lease shall continue in full force and effect following a Casualty or Condemnation, the Lessee shall, at its sole cost and expense (and, without limitation, if any award, compensation or insurance payment is not sufficient to restore the Leased Property in accordance with this clause (d), pay the shortfall) and promptly and diligently repair any damage to the Leased Property caused by such Casualty or Condemnation in conformity with the requirements of Sections 9.1 and 10.1 so as to restore the Leased Property to at least the same condition and value as existed immediately prior to such Casualty or, in the case of Condemnation, to as close to the same condition as possible.  In such event, title to the Leased Property shall remain with the Lessor subject to the terms of this Lease.  Upon completion of such restoration, the Lessee shall, if the actual cost of such restoration exceeds $2,000,000, furnish to Lessor a Responsible Officer’s Certificate confirming that such restoration has been completed pursuant to this Lease.

             Section 14.2.    Environmental Matters.  At Lessee’s sole cost and expense, Lessee shall in a reasonably prompt and diligent manner undertake or cause to be undertaken any response, clean up, remedial or other action necessary to remove, clean up or remediate any Environmental Violation to the extent required by Applicable Laws with respect to the Leased Property (a “Remediation”).

             Section 14.3.    Notice of Environmental Matters.  Lessee shall promptly provide to Lessor written notice of any pending or threatened claim, action or proceeding involving any Environmental Violation of which Lessee has knowledge or any Release of which Lessee has knowledge on, at, under or from the Land, which violation or Release could, in Lessee’s reasonable judgment, require in excess of $500,000 in costs for Remediation, or which could result in the imposition of criminal penalties upon Lessor, Collateral Agent or any Lender (any such violation, claim, action, proceeding or Release, a “Material Environmental Violation”).  All such notices shall describe the nature of the Material Environmental Violation, including any claims, actions or proceedings in respect thereof, and Lessee’s proposed response thereto.  In addition, Lessee shall provide to Lessor, within ten (10) Business Days of receipt, copies of all significant written communications with any Governmental Authority relating to any such Material Environmental Violation.  Lessee shall also promptly provide such detailed reports of any such Material Environmental Violations as may reasonably be requested by Lessor or the Collateral Agent.  Upon completion of the Remediation of such Material Environmental Violation by Lessee, Lessee shall cause to be prepared by an environmental consultant reasonably acceptable to Lessor and Collateral Agent a report describing the Material Environmental Violation and the actions taken by Lessee (or its agents) in response to such Material Environmental Violation, and a statement by the consultant that in such consultant’s opinion after due inquiry, the Material Environmental Violation has been remediated in compliance in all material respects with applicable Environmental Law.  The Remediation of each such Material Environmental Violation shall be completed prior to the Expiration Date unless the Subject Property has been purchased by Lessee in accordance with Article XV or Article XVIII.  Nothing in this Article XIV shall reduce or limit Lessee’s obligations elsewhere in this Lease or under the Participation Agreement.

ARTICLE XV

TERMINATION OF LEASE

             Section 15.1.    Termination upon Certain Events; Lessee Assumption of Related Agreements.  (a) If an Event of Loss with respect to the Leased Property or Significant Environmental Event with respect to the Subject Property occurs during the Term with respect to the Subject Property, then the Lessor may elect to terminate the Lease by giving written notice (a “Termination Notice”) to the Lessee, but in any event no later than sixty (60) days following Lessee’s written notice to Lessor and Collateral Agent of the occurrence of such Event of Loss or Significant Environmental Event as a consequence of such Event of Loss or Significant Environmental Event, the Lease is to be terminated on the Payment Date specified in Section 15.1(b).

                (b)       Following the Lessee’s receipt of the Termination Notice, the Lessee shall be obligated to purchase the Lessor’s interest in all, but not less than all, of the Subject Property on or prior to the next occurring Payment Date (but in no event any earlier than sixty (60) days from the date the Lessee receives the applicable Termination Notice) by paying the Lessor an amount equal to the Purchase Amount.

             Section 15.2.    Termination Procedures.  In connection with the purchase of the Subject Property in accordance with Section 15.1(b), this Lease shall terminate and, concurrent with the Lessor’s receipt of the Purchase Amount:

                   (a)        the Lessor and Lessee shall comply with the provisions of Sections 21.1(i) through 21.1(v); and

                   (b)        the Lessor shall convey to the Lessee any net proceeds (that is, after deducting all costs and expenses incurred by the Lessor, the Collateral Agent or any Lender(s) incident to collecting any such proceeds of the Event of Loss or Significant Environmental Event, including, without limitation, reasonable fees and expenses for counsel) with respect to the Event of Loss or Significant Environmental Event giving rise to the termination of this Lease theretofore received by the Lessor or, at the request of the Lessee, to the extent actually received and if acceptable to Lessor in its sole judgment, Lessor shall apply such amounts against sums due hereunder.

                   (c)        Lessee hereby agrees that upon a termination of this Lease pursuant to this Article XV, Article XVIII or Section 19.1(a) hereof, Lessee shall enter into an assignment and assumption agreement with Lessor in form and substance satisfactory to Lessor, pursuant to which Lessor shall assign to Lessee, and Lessee shall so assume, any and all obligations of the Lessor under the Related Agreements.

ARTICLE XVI

EVENTS OF DEFAULT

             Section 16.1.    Events of Default.  The occurrence of any one or more of the following events (whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute an “Event of Default”:

                   (a)        the occurrence of a Payment Default; or

                   (b)        the Lessee shall fail to make payment of any Supplemental Rent (other than Supplemental Rent referred to in clause (a) of this Section 16.1) within five (5) Business Days after such Supplemental Rent is due and payable; or

                   (c)        the Lessee shall fail to maintain insurance as required by Article XIII of this Lease (but not including the requirement set forth in Section 13.3 of this Lease); or

                   (d)        the Lessee shall fail to observe, perform or comply with (i) Section 9.1(h) (after giving effect to any applicable notice or grace period in the applicable Related Agreement, the CSC Sublease or any Fifth Floor Sublease), Section 9.1(o), Section 9.1(p) or Section 9.1(q) of the Participation Agreement or (ii) Section 11.1 or Article XVIII, XIX or XX hereof; or

                   (e)        the Lessee shall fail to observe or perform any term, covenant or condition applicable to it under any Operative Document to which it is party (other than those described in Section 16.1(a), (b), (c) or (d) hereof) and, in each such case, such failure shall have continued unremedied for thirty (30) days after the earlier of Lessee’s knowledge thereof or written notice thereof has been given to the Lessee by the Lessor, the Collateral Agent or any Lender; provided however that if such failure is capable of cure but cannot be cured by diligent efforts within such thirty (30) day period but such diligent efforts shall be properly commenced within such thirty (30) day cure period and the Lessee is diligently pursuing, and shall continue to pursue diligently, remedy of such failure, the cure period shall be extended for an additional one hundred twenty (120) days, but not to extend beyond the Expiration Date; or

                    (f)        any representation or warranty made by the Lessee in any Operative Document to which it is a party or which is contained in any certificate, document or financial statement or other statement furnished at any time under or in connection with any Operative Document shall prove to have been incorrect, false or misleading in any material respect on or as of the date made; or

                   (g)        (i) the Lessee or any of its Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Lessee or any of its Material Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Lessee or any of its Material Subsidiaries in any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Lessee or any of its Material Subsidiaries in any case, proceeding or other action seeking issuance of a warrant of attachment, execution, restraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Lessee or any of its Material Subsidiaries shall in writing consent to, approve, or acquiesce to, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Lessee or any of its Material Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                   (h)        any Operative Document of the type described in clause (a), (b), (c), (d), (e), (f), (g), (h), (k), (m), (n), (o), (q) or (t) of the definition thereof or the security interest or Lien granted under this Lease or any other Operative Document shall, in whole or in material part, terminate, cease in whole or in material part to be effective or (other than as expressly provided therein) cease to be the legal, valid and binding enforceable obligation of the parties thereunder; or Lessee, directly or indirectly, contests in any manner in any court the effectiveness, validity, binding nature or enforceability thereof; or any security interest or Lien securing Lessee’s or Lessor’s obligations under the Operative Documents, in whole or in part, ceases to be a perfected first priority security interest and Lien (subject only to Permitted Liens); or

                    (i)        the Lessee shall contest the effectiveness, validity, binding nature or enforceability of any Operative Document of the type described in clause (a), (b), (c), (d), (e), (f), (g), (h), (k), (m), (n), (o), (q) or (t) of the definition thereof or any Lien granted under any Operative Document which secures the Lessee’s obligations under the Operative Documents; or

                    (j)        (i) the Lessee or any Material Subsidiary shall fail to make any scheduled payment of principal, interest or rent (whether as primary obligor or as guarantor or other surety) under any agreement under which Funded Debt having a principal amount in excess of $20,000,000 is outstanding, when due (after giving effect to any applicable notice or grace period), or (ii) except as otherwise provided in clause (i) above, Funded Debt of Lessee or any Material Subsidiary with a principal amount in excess of $20,000,000 has been accelerated for any reason whatsoever; or

                   (k)        (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $20,000,000 which it shall have become liable to pay under Title IV of ERISA; or (ii) notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or (iii) any member of the ERISA Group has been notified in writing that the PBGC has instituted proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or (iv) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or (v) any of the events described in clause (iii) above shall occur with respect to any Plan or Plans (other than a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA) (A) that have aggregate Unfunded Liabilities in excess of $20,000,000 and (B) with respect to which either (1) one or more members of the ERISA Group have engaged in a transaction or transactions described in Section 4069 of ERISA or (2) one or more members of the ERISA Group is a member of the “controlled group” under Section 412(c)(11) of the Code or Section 4001(a)(14) of ERISA; or (vi) there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more (A) multiemployer plans, within the meaning of Section 4001(a)(3) of ERISA, with respect to which a member of the ERISA Group shall have engaged, within the previous five plan years, in a transaction described in Section 4212(c) of ERISA, or (B) Multiemployer Plans, which could reasonably be expected to result in the incurrence by one or more members of the ERISA Group of a current payment obligation in excess of $20,000,000; provided that no Event of Default shall occur under clause (v) or (vi) if (A) the Unfunded Liabilities of the Other Plans in respect of which events described in clause (v) have occurred, together with the current payment obligations that could reasonably be expected to result from complete or partial withdrawals or defaults described in clause (vi), shall not exceed $20,000,000 and (B) each member of the ERISA Group that could reasonably be expected to be liable for such Unfunded Liabilities or current payment obligations is diligently contesting, in good faith, by appropriate proceedings, the imposition of such liabilities or obligations; or

                    (l)        (i) one or more judgments or orders for the payment, in the aggregate, of money in excess of $20,000,000 shall be rendered against the Lessee or any of its Material Subsidiaries and such judgments or orders shall continue unsatisfied and unstayed for a period of thirty (30) days or (ii) one or more judgments or orders shall be rendered against the Lessee or any Material Subsidiary, which judgments or orders shall be stayed on condition that a bond or collateral equal to or greater than, in the aggregate, $20,000,000 be posted or provided, and such judgments or orders shall not be bonded, overturned or lifted within a period of thirty (30) days.

              Section 16.2.       Remedies.  Upon the occurrence of any Event of Default and at any time thereafter, the Lessor may, so long as such Event of Default is continuing, do one or more of the following as the Lessor in its sole discretion shall determine, without limiting any other right or remedy the Lessor may have on account of such Event of Default, including, without limitation, the right to compel the Lessee to purchase the Subject Property as set forth in Section 18.2, but subject to the rights of the Lessee to purchase the Subject Property pursuant to the terms and within the time periods as set forth in Section 18.1 and Section 18.2:

                   (a)        The Lessor may, by notice to the Lessee, rescind or terminate this Lease as to any or all of the Leased Property as of the date specified in such notice; provided, however, (i) no reletting, or taking of possession of the Leased Property (or any portion thereof) by the Lessor will be construed as an election on the Lessor’s part to terminate this Lease unless a written notice of such intention is given to the Lessee, (ii) notwithstanding any reletting, or taking of possession, the Lessor may at any time thereafter elect to terminate this Lease for a continuing Event of Default and (iii) no act or thing done by the Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Leased Property shall be valid unless the same be made in writing and executed by the Lessor;

                   (b)        The Lessor may (i) demand that the Lessee, and the Lessee shall upon the written demand of the Lessor, return the Leased Property promptly to the Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of the Participation Agreement and Article IX and Sections 8.2 and 14.2 hereof, and Lessee shall comply with the requirements at Section 15.2(c) to the extent requested by Lessor, as if the Leased Property were being returned at the end of the Term, and the Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith and (ii) without prejudice to any other remedy which the Lessor may have for possession of the Leased Property, and to the extent and in the manner permitted by Applicable Laws, enter upon the Leased Property in accordance with all Applicable Laws and take immediate possession of (to the exclusion of the Lessee) the Leased Property or any part thereof and expel or remove the Lessee, by summary proceedings or otherwise, all without liability to the Lessee for or by reason of such entry or taking of possession (provided, however, Lessor shall remain liable for actual damages caused by its gross negligence or willful misconduct), whether for the restoration of damage to property caused by such taking or otherwise and, in addition to the Lessor’s other damages, the Lessee shall be responsible for all costs and expenses incurred by the Lessor and the Lenders in connection with any reletting, including, without limitation, reasonable brokers’ fees and all costs of any alterations or repairs made by the Lessor;

                   (c)        The Lessor may (i) sell all or any part of the Subject Property, at public or private sale, as the Lessor may determine, free and clear of any rights of the Lessee (except that Excess Sales Proceeds are payable to and shall be paid to the Lessee) with respect thereto (except to the extent required by clause (ii) below if the Lessor shall elect to exercise its rights thereunder) in which event the Lessee’s obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated; and (ii) if the Lessor shall so elect, demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, on the date of such sale, as damages for loss of a bargain and not as a penalty (in lieu of Basic Rent due for periods commencing on or after the Payment Date coinciding with such date of sale (or, if the sale date is not a Payment Date, the Payment Date next preceding the date of such sale)), an amount equal to (A) the excess, if any, of (1) the Purchase Amount calculated as of such Payment Date (including all Rent due and unpaid to and including such Payment Date), over (2) the net proceeds of such sale (that is, after deducting all costs and expenses incurred by the Lessor or any Lender incident to such conveyance, including, without limitation, repossession costs, brokerage commissions, prorations, transfer taxes, fees and expenses for counsel, title insurance fees, survey costs, recording fees and any repair costs); plus (B) interest at the Overdue Rate on the foregoing amount from such Payment Date until the date of payment;

                   (d)        The Lessor may, at its option, (i) elect not to terminate this Lease with respect to the Leased Property and continue to collect all Basic Rent, Supplemental Rent and all other amounts due the Lessor (together with all costs of collection) and enforce the Lessee’s obligations under this Lease as and when the same become due, or are to be performed, and (ii) upon any abandonment of the Leased Property by the Lessee, elect not to terminate this Lease and may make the necessary repairs (and the Lessee shall pay the reasonable costs of such repairs) in order to relet the Subject Property, and relet the Subject Property or any part thereof (in place, if so elected by Lessor) for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as the Lessor in its reasonable discretion may deem advisable; and upon each such reletting all rentals actually received by the Lessor from such reletting shall be applied to the Lessee’s obligations hereunder and the other Operative Documents in such order, proportion and priority as the Lessor may elect in the Lessor’s sole and absolute discretion.  If the rentals received from the reletting pursuant to this Section 16.2(d) during any period are less than the Rent with respect to the Leased Property to be paid during that period by the Lessee hereunder, the Lessee shall pay any deficiency, as calculated by the Lessor on the next Payment Date;

                   (e)        Unless the Subject Property has been sold in its entirety, the Lessor may, whether or not the Lessor shall have exercised or shall thereafter at any time (subject to the Lessee’s prior performance in full under this clause) exercise any of its rights under clause (b), (c) or (d) with respect to the Leased Property or any portions thereof, demand, by written notice to the Lessee specifying the Termination Date (which shall be a date not earlier than ten (10) Business Days after the date of such notice) that the Lessee purchase, on or before such Termination Date, the Subject Property (or any remaining portion thereof) in the manner provided in Section 18.2 and in accordance with the provisions of Article XXI;

                    (f)        By written notice to Lessee, the Lessor may declare the aggregate outstanding Lease Balance to be immediately due and payable (such declaration shall be deemed to have occurred upon an Event of Default under Section 16.1(g));

                   (g)        The Lessor may exercise any other right or remedy that may be available to it under Applicable Laws, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof.  Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice the Lessor’s right to collect any such damages for any subsequent period(s), or the Lessor may defer any such suit until after the expiration of the Term, in which event such suit shall be deemed not to have accrued until the expiration of the Term;

                   (h)        The Lessor may retain and apply against the Lease Balance and all other amounts due and owing by the Lessee under the Operative Documents, in accordance with Section 5.3 of the Participation Agreement, all sums which the Lessor would, absent such Event of Default, be required to pay to, or turn over to, the Lessee pursuant to the terms of this Lease and upon payment in full of the Lease Balance and all such amounts described above in this clause (h), the Subject Property shall be conveyed to Lessee in accordance with Section 21.1 of this Lease; or

                    (i)        If an Event of Default shall have occurred and be continuing, the Lessor, as a matter of right and with notice to the Lessee, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Leased Property, and the Lessee hereby irrevocably consents to any such appointment. Any such receiver(s) shall have all of the usual powers and duties of receivers in like or similar cases and all of the powers and duties of the Lessor in case of entry onto the Land, and shall continue as such and exercise such powers until the date of confirmation of the sale of the Subject Property unless such receivership is sooner terminated.

To the maximum extent permitted by law, the Lessee hereby waives (x) the benefit of any appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale of the Subject Property, the CSC Sublease and any Fifth Floor Sublease or any interest therein and (y) any rights now or in the future conferred by statute or otherwise which may require the Lessor to sell, lease or otherwise use the Subject Property, the CSC Sublease and any Fifth Floor Sublease in mitigation of the Lessor’s damages or which may otherwise limit or modify any remedy of damages.

The Lessor shall be entitled to enforce payment of the Loans and Lessor Amount and the performance of the obligations secured hereby and to exercise all rights and powers under this instrument or under any of the other Operative Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this instrument nor its enforcement, shall prejudice or in any manner affect the Lessor’s right to realize upon or enforce any other security now or hereafter held by the Lessor, it being agreed that the Lessor shall be entitled to enforce this instrument and any other security now or hereafter held by the Lessor in such order and manner as the Lessor may determine in its absolute discretion.

No remedy herein conferred upon or reserved to the Lessor is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Operative Documents to the Lessor or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Lessor.  Without limiting the foregoing, each of the powers, rights and remedies as set forth or otherwise permitted pursuant to this Article XVI are independent of the provisions of Article XIII of the Participation Agreement and shall not be affected by any exclusion set forth at Section 13.1(b) of the Participation Agreement.

The proceeds derived from any sale of Subject Property, the CSC Sublease and any Fifth Floor Sublease and other amounts recovered pursuant to the foregoing remedies after an Event of Default shall be distributed pursuant to Section 5.3(g) of the Participation Agreement.  The amount realized by the Lessor upon a sale of the Subject Property, the CSC Sublease and any Fifth Floor Sublease shall be net of Lessor’s and Lessee’s sale expenses  (including reasonable attorneys’ fees and expenses) and other expenses reasonably and customarily incurred by the Lessor or Lessee in connection with the Lessor holding and owning such Subject Property, the CSC Sublease and any Fifth Floor Sublease until such time as the Subject Property, the CSC Sublease and any Fifth Floor Sublease are sold.  The obligation to deliver to the Lessee, in accordance with Section 5.3(g) of the Participation Agreement, any Excess Sales Proceeds in connection with any sale of the Subject Property, the CSC Sublease and any Fifth Floor Sublease shall survive this Lease.

              Section 16.3.       Waiver of Certain Rights.  (a) To the maximum extent permitted by law, the Lessee hereby waives the benefit of any appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale of the Subject Property, the CSC Sublease, any Fifth Floor Sublease or any interest therein, and (b) if this Lease shall be terminated pursuant to Section 16.2, the Lessee waives, to the fullest extent permitted by law, (i) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (ii) any right of redemption, re-entry or repossession; (iii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting the Lessor with respect to the election of remedies; and (iv) any other rights which might otherwise limit or modify any of the Lessor’s rights or remedies under this Article XVI.

              Section 16.4.       Deed of Trust Remedies.  Without limiting any other remedies set forth in this Lease, and also, without limiting the generality of Article XXIV hereof, the Deed of Trust Trustee, for the benefit and at the direction of the Lessor, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or (to the extent permitted by law) for the sale of the Subject Property, or against the Lessee on a recourse basis for the Lease Balance, or for the specific performance of any covenant or agreement contained herein or in aid of the execution of any power granted herein, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Subject Property, or for the enforcement of any other appropriate legal or equitable remedy.  The Deed of Trust Trustee and the Lessor shall have all rights available to a deed of trust trustee or a beneficiary of a deed of trust under the laws of the State of Texas, including, without limitation, all rights granted a mortgage holder or deed of trust beneficiary under applicable Texas law.

In the event that any provisions of this Lease shall be inconsistent with Texas law, the provisions of such Texas law shall take precedence over such provision of this Lease, but shall not invalidate or render unenforceable any other provision of this Lease that can be construed in a manner consistent with such Texas law.  If any provision of this Lease shall grant the Deed of Trust Trustee and the Lessor any rights or remedies upon default of the Lessee which are more limited than the rights that would otherwise be vested in the Deed of Trust Trustee and the Lessor under such Texas law in the absence of such provision, the Deed of Trust Trustee and the Lessor shall be vested with the rights granted in such Texas law to the full extent permitted by law.

              Section 16.5.       Limitation on Recourse.  (a)  Notwithstanding anything to the contrary contained in this Lease or any other Operative Document, in the event and only in the event a Limited Recourse Event of Default occurs and is continuing and no other Event of Default has occurred and is continuing and the Lessee has returned possession of the Subject Property to Lessor in accordance with, and otherwise in the condition required by, this Lease, Lessee’s recourse liability under the Operative Documents (except as set forth in clause (b) below) will not exceed the sum of the Sale Option Recourse Amount, plus any overdue amounts accruing thereon if such amount is not paid when due.

                (b)       The limitation on Lessee’s recourse liability set forth in Section 16.5(a) shall not apply with respect to the rights of Lessor, Collateral Agent or any Lender (A) to seek (i) the recovery of all damages, (ii) the recovery of any portion of the Lease Balance in excess of the Sale Option Recourse Amount and (iii) the recovery of any other amounts due and payable by Lessee under the Operative Documents, in each case, from the proceeds of the sale, lease, foreclosure, repossession or other disposition of the Subject Property or any other Lessee Collateral or (B) to any claim for indemnity under Article XII of the Participation Agreement,  except in the case of this clause (B), any claim under such Article XII of the Participation Agreement for the Lease Balance in excess of the Sale Option Recourse Amount.

ARTICLE XVII

LESSOR’S RIGHT TO CURE

              Section 17.1.       The Lessor’s Right to Cure the Lessee’s Defaults.  The Lessor, without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to), upon five (5) Business Days’ prior notice to the Lessee in the case of any Event of Default, remedy any Event of Default or default by Lessee under Section 9.1(h) of the Participation Agreement that has occurred and is continuing for the account and at the sole cost and expense of the Lessee, including (i) the failure by the Lessee to maintain the insurance required by Article XIII and (ii) the failure by Lessee to perform the obligations  under the Related Agreements, the CSC Sublease or any Fifth Floor Sublease pursuant to and in accordance with Section 9.1(h) of the Participation Agreement, and may, to the fullest extent permitted by law,  the CSC Sublease, any Fifth Floor Sublease and the Related Agreements, and notwithstanding any right of quiet enjoyment in favor of the Lessee, enter upon the Subject Property for such purpose and take all such action thereon as may be necessary or appropriate therefor.  No such entry shall be deemed an eviction of Lessee.  All reasonable out-of-pocket costs and expenses so incurred (including fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Lessee to the Lessor on demand as Supplemental Rent.

ARTICLE XVIII

PURCHASE PROVISIONS

              Section 18.1.       Early Termination Options.  Subject to the conditions contained herein and without limitation of Lessee’s purchase obligation pursuant to Section 18.2, on (a) any Business Day during the Term, provided Lessee has not elected the Sale Option, or (b) on any Business Day after the occurrence of an Event of Default, Lessee may, at its option, purchase all, but not less than all, of the Subject Property (the “Early Termination Option”) at a price equal to the Purchase Amount.  The Early Termination Option shall terminate automatically and without notice upon the occurrence of an Event of Default arising as a result of an Insolvency Event.  Upon the occurrence of any other Event of Default, Lessee shall be permitted to purchase the Subject Property so long as Lessee pays the Collateral Agent or Lessor the Purchase Amount and Lessee executes such documents as are necessary to consummate such purchase within 10 Business Days after Lessee’s receipt of written notice of the Lessor’s exercise of any remedy under Section 16.2 hereof or Section 24.2(d) hereof.  Except as provided for in the preceding sentence, in order to exercise the Early Termination Option, Lessee shall deliver to Lessor and the Collateral Agent, a written notice (the “Purchase Notice”) not less than thirty (30) days’ prior to the date upon which it intends to consummate the Early Termination Option, which Purchase Notice shall be irrevocable when made.  If the Lessee exercises the Early Termination Option then, upon the Lessor’s receipt of all amounts due in connection therewith, the Lessor shall transfer to the Lessee all of the Lessor’s right, title and interest in and to the Subject Property in accordance with the procedures set forth in Section 21.1, such transfer to be effective as of the date specified in the Purchase Notice.  The Lessor agrees that it shall cooperate with the Lessee in effecting any transfer to a designee of the Lessee pursuant to this Section 18.1.

              Section 18.2.       Acceleration of Subject Property Purchase.  (a) The Lessee shall be obligated to purchase for an amount equal to the Purchase Amount the Lessor’s interest in the Subject Property (notwithstanding any prior election to exercise its Early Termination Option pursuant to Section 18.1) (i) automatically and without notice upon the occurrence of an Event of Default described in Section 16.1(g), whether or not another Event of Default described in one or more other clauses of Section 16.1 shall have been or thereafter is declared, and (ii) as provided for at Section 16.2(e), upon written demand of the Lessor upon any other Event of Default.

                (b)       Any purchase under this Section 18.2 shall be in accordance with the procedures for transfer set forth in Section 21.1.

ARTICLE XIX

END OF TERM OPTIONS

             Section 19.1.           End of Term Options. At least 120 days before the Expiration Date, Lessee shall, by delivery of written notice to Lessor and Collateral Agent, exercise one of the options provided in paragraph (a) or (b) below:

                (a)           Commit to purchase for an amount in immediately available funds equal to the Purchase Amount all, but not less than all, of the Subject Property on or before the last day of the Term (the “Purchase Option”); and if Lessee shall have elected to purchase the Subject Property, (1) Lessee may (A) assign its right to purchase the Subject Property hereunder to a third party, in which case such third party shall consummate the purchase of the Subject Property on or before the last day of the Term, provided that if such third party fails to consummate the purchase of the Subject Property on or before the last day of the Term, Lessee shall consummate the purchase of the Subject Property on the last day of the Term or (B) designate a third party to acquire title to the Subject Property, without assigning Lessee’s rights to purchase the Subject Property hereunder and (2) Lessor shall, upon the payment to Lessor of the Purchase Amount then due and payable by Lessee under the Operative Documents, transfer all of Lessor’s right, title and interest in and to the Subject Property (including, to the extent permitted thereby, the Related Agreements) to Lessee or such other party designated by Lessee pursuant to Section 21.1; or

                (b)           Commit to sell on behalf of Lessor in accordance with Article XX for cash to a single purchaser not in any way affiliated with Lessee or any of its Affiliates all, but not less than all, of the Subject Property and the CSC Sublease on the last day of the Term (the “Sale Option”); provided, however, that Lessee’s right to sell the Subject Property and the CSC Sublease  pursuant to the Sale Option shall be conditioned upon and subject to the fulfillment by Lessee of each of the terms and conditions set forth in Article XX.  All subleases with respect to the Subject Property (other than those that constitute Related Agreements, any subleases entered into by the tenants under the Related Agreements in accordance with the terms thereof, and the CSC Sublease in accordance with Section 6.1 to the extent that the CSC Sublease remains in effect with respect to one floor of the Facility) shall have been terminated prior to consummation of the Sale Option.  Lessee shall not enter into any additional subleases or renew any subleases with respect to the Subject Property and the CSC Sublease following Lessee’s election of the Sale Option.  Following Lessee’s election of the Sale Option, Lessee shall not remove any Modifications (other than Lessee Improvements) or commence any Modifications (other than Required Modifications) without the consent of the Required Participants.

             Section 19.2.           Election of Options.  Unless (i) Lessee shall have affirmatively elected the Sale Option within the time period provided for in Section 19.1 and satisfied each of the requirements in Articles XX and XXI or (ii) Lessee shall have affirmatively elected to purchase the Subject Property pursuant to Section 18.1, Lessee shall be deemed to have elected the Purchase Option.  In addition, the Sale Option shall automatically be revoked if there exists a Default (other than a Limited Recourse Default), Event of Default (other than a Limited Recourse Event of Default), Significant Environmental Event, Significant Casualty or Significant Condemnation at any time after the Sale Option is properly elected or Lessee fails to comply with each of the terms and conditions set forth at Articles XX and XXI and in such event Lessor shall be entitled to exercise all rights and remedies provided in Article XVI.  Lessee may not elect the Sale Option if there exists on the date the election is made a Default (other than a Limited Recourse Default), an Event of Default (other than a Limited Recourse Event of Default), Significant Environmental Event, Significant Casualty or Significant Condemnation.  Any election by Lessee of the Purchase Option pursuant to Section 19.1(a) shall be irrevocable at the time made.

ARTICLE XX

SALE OPTION

             Section 20.1.           Sale Option Procedures.  The Lessee’s effective exercise and consummation of the Sale Option with respect to the Subject Property shall be subject to the due and timely fulfillment of each of the following provisions as to the Subject Property as of the dates set forth below.

                (a)           (i) the Lessee shall have given to the Lessor and the Collateral Agent written notice of the Lessee’s exercise of the Sale Option in accordance with Section 19.1 and (ii) Lessee shall have obtained all authorizations, consents and approvals from any Governmental Authority and any Person (including, without limitation, the counterparties to the Related Agreements and the CSC Sublease) required to be obtained to effectively consummate the Sale Option.

                (b)           No Event of Default (other than a Limited Recourse Event of Default), Default (other than a Limited Recourse Default), Significant Environmental Event, Significant Casualty or Significant Condemnation shall have occurred and be continuing on or at any time following the date of Lessee’s notice of exercise of the Sale Option.

                (c)           Upon surrender of the Leased Property, (i) the Leased Property shall be in the condition required by Section 9.1 and (ii) the Lessee shall have completed or caused to be completed and paid the cost of all Modifications commenced prior to the Expiration Date, and Lessee shall have caused to be completed prior to the Expiration Date the repair and rebuilding of the affected portions of the Leased Property suffering a Casualty or Condemnation.

                (d)           The Lessee shall, as nonexclusive agent for the Lessor, use commercially reasonable efforts to obtain the highest cash purchase price for the Subject Property.  Subject to clause (h) below, the Lessee will be responsible for hiring brokers and making the Subject Property and copies of all Related Agreements and subleases, if any, that survive the Expiration Date or the termination of the Lease available for inspection by prospective purchasers, and subject to Section 20.1(h) below all marketing of the Subject Property shall be at Lessee’s expense.

The Lessee shall, upon reasonable notice during normal business hours (subject to Lessee’s customary security and safety measures), upon request, permit inspection of the Subject Property and any Leased Property Records by the Lessor, the Collateral Agent, any Lender and any potential purchasers, and shall otherwise do all things reasonably necessary to sell and deliver possession of the Subject Property to any purchaser.

                (e)           The Lessee shall use commercially reasonable efforts to procure bids from one or more bona fide prospective purchasers to purchase the Subject Property.  No such purchaser shall be the Lessee or any Affiliate of the Lessee.

                (f)            The Lessee shall submit all bids to the Lessor, the Collateral Agent and the Lenders, and the Lessor will have the right to review the same and if directed to submit any one or more bids.  All bids shall be on an all-cash basis unless the Lessor and the Lenders shall otherwise agree in their sole discretion and shall be for an amount not less than the Fair Market Value of the Subject Property.  The Lessee shall use commercially reasonable efforts to deliver to the Lessor and the Lenders not less than ninety (90) days prior to the Expiration Date a binding written unconditional (except as set forth below), irrevocable offer by such purchaser or purchasers offering the highest all cash bid to purchase all, but not less than all, of the Subject Property (unless otherwise agreed to by the Lessor and the Lenders).   Lessor and the Lenders (A) shall have the sole authority to determine whether to accept the highest all cash bid for the Subject Property; provided, however, that to the extent the sum of the Sale Option Recourse Amount (reduced by any amounts to be distributed to Collateral Agent or any Participant pursuant to clause first of Section 5.3(d)(i) of the Participation Agreement) and the all cash Net Sales Proceeds for the Subject Property equals or exceeds the Lease Balance and all other amounts due and owing herein, Lessor and the Lenders shall be deemed to have accepted such bid and (B) if accepted or deemed accepted by Lessor and the Lenders, Lessee shall sell the Subject Property on the Expiration Date in accordance with the terms of such bid to the purchaser submitting such bid and comply with and satisfy the requirements and covenants of clause (v) of Section 21.1, and on the Expiration Date, Lessee shall pay to Collateral Agent all such amounts and the Gross Proceeds as are required to be paid on such date pursuant to Sections 20.1(i), 20.1(j) and 20.1(k).  If, within 45 days prior to the Expiration Date, the all-cash Net Sales Proceeds for the Subject Property offered in the bids submitted by Lessee for Lessor’s and the Lenders’ acceptance together with the Sale Option Recourse Amount (reduced by any amounts to be distributed to Collateral Agent or any Participant pursuant to clause first of Section 5.3(d)(i) of the Participation Agreement) do not equal or exceed the then outstanding Lease Balance and all such bids were not previously accepted (or deemed accepted), then Lessor or the Lenders may in their respective sole and absolute discretion accept or reject such bids.

                (g)           In connection with any such sale of the Subject Property, the Lessee will provide to the purchaser all customary “seller’s” indemnities (including, without limitation, an environmental indemnity to the extent the same is required by the purchaser), representations and warranties regarding title, absence of Liens (except Lessor Liens and Permitted Liens of the type described in clauses (i) (excluding Liens relating to the interest or rights of Lessee), (ii), (iii), (vii), (viii) or (ix) of the definition of “Permitted Liens”) and the condition of the Subject Property (including, without limitation, compliance with all Environmental Laws).

The Lessee shall have obtained, at its cost and expense, all required governmental and regulatory consents and approvals and shall have made all filings as required by Applicable Laws in order to carry out and complete the transfer of the Subject Property so that the Leased Property can be operated for its intended use as an office and retail facility.  As to the Lessor, any such sale shall be made on an “as is, where is, with all faults” basis without representation or warranty by the Lessor, other than the absence of Lessor Liens.  Any agreement as to such sale shall be in form and substance reasonably satisfactory to the Lessor.

                (h)           All Sales Costs shall be paid from the Gross Proceeds of the Subject Property.  The Lessee shall pay or cause to be paid directly, and not from the sale proceeds of the Subject Property, all Marketing Costs which, in aggregate, do not exceed $100,000 (the “Marketing Costs Cap”).

                (i)            Whether or not a sale of the Subject Property is completed on the Expiration Date, the Lessee shall pay to the Lessor on or prior to the Expiration Date (or in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to (i) the Sale Option Recourse Amount plus (ii) all accrued and unpaid Rent (including Supplemental Rent, if any) and all other amounts hereunder which have accrued or will accrue prior to or as of the Expiration Date, in the type of funds specified in, and in accordance with, Section 3.4 hereof.

                (j)            The Lessee shall pay to the Lessor on or prior to the Expiration Date the amounts, if any, required to be paid pursuant to Article XIII of the Participation Agreement.

                (k)           If a sale of the Subject Property shall be consummated on or before the Expiration Date, Lessee shall pay or cause to be paid (i) Sales Costs out of the Gross Proceeds from the sale of the Subject Property, (ii) Marketing Costs (not to exceed the Marketing Costs Cap) to the Person entitled thereto and (iii) to Lessor, the Net Sales Proceeds of such sale of the Subject Property, which Net Sales Proceeds shall be applied pursuant to Section 5.3(d) of the Participation Agreement.

                (1)           The Lessee shall, to the extent permitted by Applicable Laws, assign, and shall cooperate with all reasonable requests of the Lessor or the purchaser for obtaining any and all licenses, permits, approvals and consents of any Governmental Authorities or other Persons that are or will be required to be obtained by the Lessor or such purchaser in connection with its use, operation, control or maintenance of the Subject Property in compliance with Applicable Laws.

                (m)          Prior to the Expiration Date, Lessee shall, subject to the Marketing Costs Cap, furnish to the Lessor, the Collateral Agent, and each Lender and, if the Subject Property is to be sold on the Expiration Date, the independent purchaser hereunder a reasonably current Environmental Audit dated no earlier than forty-five (45) days prior to the Expiration Date and addressed to each such party.  Such Environmental Audit shall be prepared by an environmental consultant selected by the Collateral Agent and the Lessor and reasonably acceptable to the Lessee and shall contain conclusions satisfactory to the Participants and such purchaser as to the environmental status of the Subject Property.

If the Subject Property is sold during the Extended Remarketing Period pursuant to Section 20.3, such Environmental Audit shall be updated to a date not later than forty-five (45) days prior to the date of such sale and be subject to the reevaluation of the Lessor and the Lenders and if applicable, the independent purchaser on the same basis as provided in the preceding sentence.  If any such Environmental Audit indicates any Remediation is required or that a Phase II environmental assessment is required, Lessee shall undertake such Remediation or obtain such Phase II environmental assessment and undertake any Remediation indicated in such Phase II environmental assessment, and prior to the Expiration Date shall obtain a written statement by such environmental consultant indicating in his or her opinion that all remedial actions indicated in such environmental assessment or further environmental assessment have been undertaken and completed  in compliance with Applicable Laws.

If one or more of the foregoing provisions of this Section 20.1 shall not be fulfilled as of the date set forth above, then the Lessor shall declare by written notice to the Lessee the Sale Option to be null and void (whether or not it has been theretofore exercised by the Lessee), in which event all of the Lessee’s rights under this Section 20.1 shall immediately terminate and the Lessee shall be obligated to purchase the Subject Property pursuant to Section 19.1(a) on the Expiration Date.

Except as expressly set forth herein, the Lessee shall have no right, power or authority to bind any Participant  in connection with any proposed sale of the Subject Property.

             Section 20.2.           Certain Obligations Continue.  During the period following Lessee’s exercise of the Sale Option up to and including the Expiration Date, the obligation of the Lessee hereunder, including the obligation to pay Rent with respect to the Leased Property (including the installment of Rent due on the Expiration Date), shall continue undiminished.  The Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of the Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Article XX.

             Section 20.3.           Failure to Sell Subject Property.  If Lessee shall exercise the Sale Option and shall fail to sell the Subject Property on the Expiration Date in accordance with and subject to the provisions of Section 20.1, then Lessee and Lessor hereby agree as follows:

                (a)           Lessee shall, if requested by Lessor, continue to use reasonable commercial efforts as non-exclusive agent for Lessor to sell the Subject Property on behalf of Lessor in accordance with this Article XX for the period (the “Extended Remarketing Period”) commencing on the Expiration Date and ending on the earlier of (i) the sale of the Subject Property in accordance with the provisions of this Article XX or such earlier date as Lessor has received payment in full of the Lease Balance and all accrued and unpaid Rent and (ii) the date that is two years after the Expiration Date.  Without limiting the foregoing, all of the provisions of Section 20.1 (excluding subsections (a)(i), (b) (other than with respect to obligations of the Lessee that survive the termination of this Lease pursuant to Section 20.3(b) below), and (k) thereof) shall be applicable to the Extended Remarketing Period and any sale during such period.

Lessor’s appointment of Lessee as Lessor’s nonexclusive agent to use its reasonable commercial efforts to obtain the highest all-cash price for the purchase of the Subject Property shall not restrict Lessor’s right to market or lease the Subject Property or to retain one or more sales agents or brokers at Lessee’s sole cost and expense (subject to Section 20.1(h)), or the right of any Participant to submit or cause to be submitted bids for the Subject Property in the manner contemplated by Section 20.1.

                (b)           On the Expiration Date, Lessee shall return possession of the Leased Property to Lessor in accordance with and otherwise, in the condition required by, this Lease (including each of the requirements and conditions set forth at Section 20.1(c), Section 20.1(i) and Section 20.1(m)).  Thereafter, this Lease shall terminate, except with respect to any obligations of Lessee pursuant to Article XIII of the Participation Agreement and Section 25.1 of this Lease that expressly survive such termination and the obligations of Lessee under this Section 20.3 and Section 21.1 of this Lease, and Lessee shall have no further obligation to pay Rent which would otherwise accrue after the date of such termination or to perform any other obligations under the Lease.  Following the Expiration Date, Lessor shall be free to sell or lease all or any portion of the Subject Property to any party at such reasonable times and for such amounts as Lessor deems commercially reasonable and appropriate in order to maximize Lessor’s opportunity to recover the Post-Expiration Date Balance.  Sales Costs shall be paid out of the Gross Proceeds of the sale of the Subject Property and Net Sales Proceeds from the sale of the Subject Property shall be applied as provided in Section 5.3(d)(ii) of the Participation Agreement.  Following the Expiration Date, Lessor shall have the right to enter into leases for all or any portion of the Subject Property at fair market rentals and otherwise on commercially reasonable terms, and the net operating cash flow therefrom shall be payable to Lessor in reduction of the Lessor Balance.

                (c)           Lessor reserves all rights under this Lease and the other Operative Documents arising out of Lessee’s breach of any provisions of this Lease (including this Article XX), occurring prior to or on the Expiration Date, including the right to sue Lessee for damages.

                (d)           To the greatest extent permitted by Applicable Laws and subject to Section 20.3(e) below, Lessee hereby unconditionally and irrevocably waives, and releases Lessor from, any right to require Lessor, the Collateral Agent and the Lenders during the Extended Remarketing Period to sell the Subject Property in a timely manner or for any minimum purchase price or on any particular terms and conditions, Lessee hereby agreeing that if Lessee shall elect the Sale Option, its ability to sell the Subject Property on or prior to the Expiration Date and to cause any Person to submit a bid to Lessor pursuant to Section 20.1 shall constitute full and complete protection of Lessee’s interest hereunder.

                (e)           If the Subject Property have not been sold by the Expiration Date, Lessor shall obtain an appraisal from an independent MAI real estate appraiser selected by Lessor, Lessee and the Collateral Agent which shall establish the Fair Market Value of the Subject Property as of the Expiration Date.

If the Subject Property have not been sold by the two-year anniversary of the Expiration Date, then Lessor shall pay to Lessee the lesser of (x) the Sale Option Recourse Amount and (y) the positive difference, if any, between the Fair Market Value of the Leased Property and the sum of the outstanding Lease Balance (as of the Expiration Date after giving effect to any payments by Lessee or third parties (including, without limitation, proceeds of insurance or Condemnation) on or before such date which reduced the Lease Balance) plus an amount equal to the estimated Post-Closing Sales Costs assuming an actual sale to a third party in an arm’s-length transaction had occurred on the two-year anniversary of the Expiration Date (as of the two-year anniversary of the Expiration Date).  The amount to be paid to Lessee pursuant to the immediately preceding sentence shall include interest on such amount at the Lessee Interest Rate accruing from the Expiration Date until but not including the date of such payment.  The estimate of Post-Closing Sales Costs as provided for above shall be made by Lessor based on available information relating to similar commercial real estate sales of real property located in the State of Texas and the county where the Subject Property is located.

(f)         In the event that the Subject Property is not sold within two (2) years after the Expiration Date and upon payment by Lessor of the amount, if any, required in clause (e) above at the end of such two-year period, Lessee shall have no further right, title or interest in and to the Subject Property or any proceeds thereof, which in each case shall remain the sole and exclusive property of the Lessor.

(g)        On the Expiration Date, (i) the Lessee shall, at its own cost and expense, execute and deliver to the Lessor, an assignment of all of the right, title and interest of the Lessee in the CSC Sublease, free and clear of all Liens other than Permitted Liens of the type described in clauses (i) (excluding Liens relating to the rights and interest of the Lessee), (ii), (iii), (vii), (viii) or (ix) of the definition of “Permitted Liens” and (ii) the Lessor shall assume the CSC Sublease, solely with respect to all of the obligations of Lessee under the CSC Sublease occurring after the Expiration Date (other than any obligations to “build out” the leased premise subject to the CSC Sublease) and become the lessor thereunder.

ARTICLE XXI

PROCEDURES RELATING TO PURCHASE OR SALE OPTION

             Section 21.1.           Provisions Relating to Conveyance of the Subject Property Upon Purchase by the Lessee, Sales or Certain Other Events.  In connection with any termination of this Lease pursuant to the terms of Article XV, any purchase of the Subject Property in accordance with Article XVIII or in connection with the Lessee’s obligations under Section 16.2(e), or any other conveyance or purchase of the Subject Property made pursuant to the terms of this Lease then, upon the date on which this Lease is to terminate with respect to the Leased Property and upon tender by the Lessee of the amounts set forth in Article XV, Sections 16.2(e), 18.1 or 18.2, as applicable:

                (i)            subject to clause (vi) of this Section 21.1, the Lessor shall execute and deliver to the Lessee (or to the Lessee’s designee) at the Lessee’s cost and expense and subject to clause (vi) of this Section 21.1, (x) a special warranty deed (warranting as to Lessor Liens only) with respect to the Subject Property, (y) a quitclaim assignment of the entire interest of the Lessor in the Subject Property (which shall include an assignment of all of the right, title and interest of the Lessor in and to any insurance proceeds or condemnation award with respect to the Subject Property not previously received by the Lessor and an assignment of the leases comprising the Subject Property) and the Related Agreements in each case in recordable form, and (z) a FIRPTA Affidavit, in each case, otherwise in conformity with local custom and without any representation or warranty of any kind except as to the absence of any Lessor Liens;

                (ii)           subject to clause (vi) of this Section 21.1, the Subject Property shall be conveyed to the Lessee (or to the Lessee’s designee) “AS IS, WHERE IS” and in its then present physical condition;

                (iii)          subject to clause (vi) of this Section 21.1, the Lessor shall execute and deliver to Lessee (or its designee) and the Lessee’s title insurance company an affidavit as to the Lessor’s title and Lessor’s Liens attributable to it and shall execute and deliver to the Lessee a statement of termination of this Lease.

                (iv)          subject to clause (vi) of this Section 21.1, the Lessor shall execute and deliver to Lessee a statement of termination of this Lease and shall cause the Collateral Agent to execute and deliver releases of any Liens created by the Operative Documents attributable to the Collateral Agent or the Lessor, and termination statements for any financing statements which are then of record naming the Collateral Agent or the Lessor as the secured party;

                (v)           if the Lessee properly exercises the Sale Option, then, subject to Section 20.3, the Lessee shall, on the Expiration Date, and at its own cost, transfer possession of the Subject Property to the independent purchaser thereof, by surrendering the Subject Property into the possession of the Lessor or such purchaser, as the case may be, free and clear of all Liens other than Permitted Liens of the type described in clauses (i) (excluding Liens relating to the rights and interests of Lessee), (ii), (iii), (vii), (viii) or (ix) of the definition of “Permitted Liens”, in good condition (as modified by Modifications permitted by this Lease), ordinary wear and tear excepted, and in compliance in all material respects with Applicable Laws and the provisions of this Lease, and the Lessee shall execute and deliver to the purchaser at the Lessee’s cost and expense a deed and bill of sale with respect to the Subject Property in each case in recordable form and otherwise in conformity with local custom, warranting that such Subject Property is free and clear of all Liens (other than Permitted Liens of the type described in clauses (i) (relating to the rights and interests of Lessee), (ii), (iii), (vii), (viii) or (ix) of the definition of “Permitted Liens”), the Lessee shall execute and deliver to the purchaser and the purchaser’s title insurance company an affidavit as to the absence of any Liens (other than Permitted Liens), and such other affidavits and certificates reasonably requested by any title insurance company insuring title to the Subject Property, as well as a FIRPTA affidavit, and an instrument in recordable form declaring this Lease to be terminated on the date of closing of the sale of the Subject Property.

The Lessee shall, on and within a reasonable time before and up to one year after the Expiration Date, cooperate reasonably with the Lessor and the purchaser of the Subject Property in order to facilitate the purchase and use by such purchaser of the Subject Property which cooperation shall include the following, all of which the Lessee shall do on or before the Expiration Date or as soon thereafter as is reasonably practicable: providing all Subject Property Records and all know-how, data and technical information relating thereto, granting or assigning (to the extent assignable) all licenses necessary for the operation and maintenance of the Subject Property and cooperating reasonably in seeking and obtaining all necessary Governmental Action.  The obligations of the Lessee under this paragraph shall survive the expiration or termination of this Lease; and

                (vi)          Lessee shall, at its own cost and expense, (A) cause, to the extent required to consummate the sale pursuant to Applicable Law, the Related Agreements, the CSC Sublease and any Fifth Floor Sublease, as applicable, all counterparties to the Related Agreements, the CSC Sublease and, if applicable, any Fifth Floor Sublease to execute written consents to any such transfer, purchase or conveyance of the Subject Property, the CSC Sublease, any Fifth Floor Sublease and the assignment of the Related Agreements, (B) cause the Lessee or the Collateral Agent or such third party purchaser, as applicable, to assume all obligations of Lessor under the Related Agreements, (C) execute and deliver to the Collateral Agent or to such third party purchaser, as applicable, an assignment of all of the right, title and interest of the Lessee in the CSC Sublease and, if applicable, any Fifth Floor Sublease free and clear of all Liens other than Permitted Liens of the type described in clauses (i) (excluding Liens relating to the rights and interest of the Lessee), (ii), (iii), (vii), (viii) or (ix) of the definition of “Permitted Liens”, (D) cause the Collateral Agent or such third party purchaser, as applicable, to assume the CSC Sublease solely with respect to all of the obligations of Lessee under the CSC Sublease occurring after the Termination Date and to become the lessor thereunder, subject to the terms and conditions of the SNDA, including, without limitation, any provision limiting the Collateral Agent’s or such third party purchaser’s, as applicable, obligation to “build out” the leased premises subject to the CSC Sublease and (E) if any Fifth Floor Sublease is in effect, cause the Collateral Agent or such third party purchaser, as applicable, to assume, if applicable, any Fifth Floor Sublease, solely with respect to all of the obligations of Lessee under any such Fifth Floor Sublease occurring after the Termination Date and to become the lessor thereunder, subject to the terms and conditions of the SNDA, including, without limitation, any provision limiting the Collateral Agent’s or such third party purchaser’s, as applicable, obligation to “build out” the leased premises subject to any such Fifth Floor Sublease.  Upon such sale, Lessor will be discharged and relieved of all obligations under the Related Agreements.

ARTICLE XXII

ACCEPTANCE OF SURRENDER

Section 22.1.        Acceptance of Surrender.  No surrender to the Lessor of this Lease or of the Leased Property or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by the Lessor and, prior to the payment or performance of all obligations under the Loan Agreement, the Lenders, and no act by the Lessor or the Lenders or any representative or agent of the Lessor or the Lenders, other than a written acceptance, shall constitute an acceptance of any such surrender.

ARTICLE XXIII

NO MERGER OF TITLE

Section 23.1.        No Merger of Title.  There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (b) title to the Subject Property, the Lessee’s or Lessor’s interest, as applicable, in the CSC Sublease or any Fifth Floor Sublease except as may expressly be stated in a written instrument duly executed and delivered by the appropriate Person or (c) a beneficial interest in the Lessor.

ARTICLE XXIV

INTENT OF THE PARTIES

Section 24.1.        Nature of Transaction.  It is the intention of the parties that:

                                                          (a)                        the Overall Transaction constitutes an operating lease from Lessor to Lessee for purposes of Lessee’s financial reporting, including, without limitation, under Financial Accounting Standards Board Statement No. 13;

                                                         (b)                        for purposes of all federal, state and local income, franchise, transfer and other taxes, and bankruptcy, insolvency, conservatorships and receiverships (including the substantive law upon which bankruptcy, conservatorship, insolvency and receivership proceedings are based) real estate law, commercial law and UCC:

                                                             (i)                        the Overall Transaction constitutes a financing by the Participants to Lessee and preserves beneficial ownership in the Subject Property in Lessee, Lessee will be entitled to all tax benefits with respect to the Subject Property ordinarily available to owners of property similar to the Subject Property for tax purposes and the obligations of Lessee to pay Basic Rent shall be treated as payments of principal, if any, and interest to the Participants, and the payment by Lessee of any amounts in respect of the Lease Balance shall be treated as payments of principal to the Participants;

                                                          (ii)                        this Lease grants a security interest or a Lien, as the case may be, in the Lessee’s interest in the Leased Property and the other Lessee Collateral in favor of Lessor, and for the benefit of the Participants, to secure Lessee’s payment and performance of its Obligations; and

                                                       (iii)                        the Security Instruments create Liens on and security interests in the Subject Property and the other Lessee Collateral and Lessor Collateral in favor of the Collateral Agent for the benefit of all of the Participants to secure Lessee’s and Lessor’s payment and performance of their obligations under the Operative Documents.

Each of the parties hereto agrees that it will not, nor will it permit any Affiliate to at any time, take any action or fail to take any action with respect to the preparation, filing or audit of any income tax return, including an amended income tax return, to the extent that such action or such failure to take action would be inconsistent with the intention of the parties expressed in this Section 24.1.

Nevertheless, Lessee acknowledges and agrees that none of the Lessor, the Collateral Agent, Arranger or any Lender has made any representations or warranties concerning the tax, accounting or legal characteristics of the Operative Documents or any aspect of the Overall Transaction and that Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents and the Overall Transaction as it deems appropriate.

                                                          (c)                        Specifically, but without limiting the generality of subsection (a) of this Section 24.1, the Lessor and the Lessee intend and agree that for the purpose of securing the Lessee’s obligations for the repayment of the Obligations, (i) the Lease shall also be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code; (ii) the conveyance provided for hereby shall be deemed to be a grant by the Lessee to the Lessor, for the benefit of the Participants, of a Lien on and security interest in all of the Lessee’s present and future right, title and interest in and to the Leased Property and the Lessee Collateral, including but not limited to the Lessee’s leasehold estate therein and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property to secure such loans, effective on the date hereof, to have and to hold such interests in the Leased Property and the Lessee Collateral unto the Lessor, for the benefit of the Participants; (iii) the possession by the Lessor of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-313 of the UCC; and (iv) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of the Lessee shall be deemed to have been given for the purpose of perfecting such security interest under Applicable Laws.  The Lessor and the Lessee shall, to the extent consistent with the Lease, take such actions and execute, deliver, file and record such other documents, financing statements, mortgages and deeds of trust as may be necessary to ensure that, if the Lease were deemed to create a security interest in the Leased Property and the Lessee Collateral in accordance with this Section 24.1(c), such security interest would be deemed to be a perfected security interest in the Leased Property and the Lessee Collateral with priority over all Liens, other than Permitted Liens, under Applicable Laws and will be maintained as such throughout the Term.  Lessee hereby authorizes Lessor to file any and all financing statements covering the Leased Property, the Lessee Collateral or any part thereof that Lessor may require.

Section 24.2.        Liens and Security Interests.  (a) Specifically, without limiting the generality of Section 24.1, the Lessor and the Lessee intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting the Lessee, the Lessor, the Collateral Agent or any Lender or any collection actions, the transactions evidenced by the Operative Documents shall be regarded as loans and advances made by the Participants as unrelated third party lenders to the Lessee secured by the Subject Property and the Lessee Collateral.  To secure such loans and advances and other Obligations, the Lessee has GRANTED, BARGAINED, SOLD, WARRANTED, CONVEYED and CONFIRMED, and hereby GRANTS, BARGAINS, SELLS, WARRANTS, CONVEYS and CONFIRMS the Leased Property and the Lessee Collateral unto the Deed of Trust Trustee, its successors and assigns (for the benefit of the Participants) IN TRUST WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION AND HEREBY GRANTS unto the Lessor, its successors and assigns a security interest in the Leased Property and the Lessee Collateral.

                                               (b)                     Specifically, but without limiting the generality of Section 24.1, the Lessor and the Lessee further intend and agree that, for the purpose of securing the obligation of the Lessee for the repayment of the above-described loans to the Lessee, (i) this Lease shall also be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code and a real property mortgage and deed of trust; (ii) the conveyance provided for hereby and in Section 2 of this Lease shall be deemed to be a grant by the Lessee to the Deed of Trust Trustee and its successors and assigns in trust for the use and benefit of the Lessor (for the benefit of the Participants) of a mortgage lien and security interest in all of the right, title and interest of the Lessee in and to the Leased Property, the Lessee Collateral and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property (it being understood that the Lessee hereby grants a security interest in the Leased Property, the Lessee Collateral and all proceeds thereof to the Deed of Trust Trustee and its successors and assigns in Trust, for the use and benefit of the Lessor (for the benefit of the Participants), to secure the loans and advances described in Section 24.2(a)); (iii) the possession by the Lessor or any of its agents of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code; and (iv) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of the Lessee shall be deemed to have been given for the purpose of perfecting such security interest under all Applicable Laws.  The Lessor and the Lessee shall, to the extent consistent with this Lease, take such actions and execute, deliver, file and record such other documents and financing statements as may be necessary to ensure that, if this Lease was deemed to create a security interest in the Leased Property and the Lessee Collateral in accordance with this Section 24.2, such security interest would be deemed to be a perfected security interest (subject only to Permitted Liens) and will be maintained as such throughout the Term.  Lessee hereby authorizes Lessor to file any and all financing statements covering the Leased Property, the Lessee Collateral or any part thereof that Lessor may require.

Certain of the personal property covered by this Lease is or will become fixtures on the real property which is a part of the Leased Property, and this Lease (or a memorandum thereof) upon being filed for record in the real estate records of the county wherein such fixtures are situated shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of the Uniform Commercial Code of the State of Texas upon such of the property which are or may become fixtures.  The mailing address of Lessee (as debtor) and the address of Lessor (as secured party) from which information may be obtained are set forth in the introductory paragraph of this Lease.  The Lessee has an interest of record in such real property.  The identification number of the Lessee in Delaware is 2653461.

                                                (c)                     Specifically, but without limiting the foregoing or the generality of Section 24.1, Lessee hereby grants, bargains, sells, warrants, conveys, aliens, remises, releases, assigns, sets over and confirms to the Deed of Trust Trustee and its successors and assigns in trust WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, for the use and benefit of the Lessor, its successors and assigns, and grants Lessor, its successors and assigns a security interest in all of Lessee’s right, title, and interest, whether now owned or hereafter acquired, in and to the following (collectively, the “Lessee Collateral”): (i) the Leased Property, (ii) the real estate lying and being in the County of Travis in the State of Texas (the “State”) more particularly described in Exhibit A attached hereto and made a part hereof (the “Land”), together with and including but not limited to the leasehold estate interest in such real estate created under and pursuant to the Ground Lease, this Lease, or any other lease or sublease; all estate, right and title of Lessee in possession or expectancy in and to such property or any part thereof; and all Appurtenant Rights relating thereto; (iii) all buildings and improvements (including but not limited to the Improvements) of every kind and description heretofore or hereafter erected or placed on the Land; (iv) all materials intended for construction, reconstruction, alteration and repairs of the buildings and improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the premises immediately upon the delivery thereof; (v) all fixtures attached to the Land or Improvements and all equipment used in connection with the operation, protection and maintenance of the Land and the Improvements attached to the Land and the buildings and improvements now or hereafter located thereon including but not limited to all heating, lighting, plumbing, ventilating, air conditioning, refrigerating, water cooling, incinerator, compacting, elevator, escalator, cleaning systems, sprinkler systems and other fire prevention and extinguishing apparatus used in connection with the operation, protection and maintenance of the Land and the Improvements; (vi) all renewals or replacements thereof or articles in substitution therefor, whether or not the same are or shall be attached to the Land, buildings or improvements in any manner; it being mutually agreed, intended and declared that all the aforesaid property shall, so far as permitted by law, be deemed to form a part and parcel of the real estate and, for the purpose of this Lease, to be real estate and covered by this Lease; and as to the balance of the property aforesaid, this Deed of Trust is hereby deemed to be as well a Security Agreement under the provisions of the Uniform Commercial Code of the State for the purpose of creating hereby a security interest in said property, which is hereby granted by Lessee as debtor to Lessor as secured party, securing the Obligations hereby secured; (vii) this Lease and the memorandum thereof, all rent payable under this Lease, and all other rents, income, payments, purchase prices, receipts, revenues, issues and profits payable under this Lease or any other Operative Document, (viii) all ground leases, leases, subleases, estates, tenements, hereditaments, privileges, licenses, franchises, appurtenances, agreements, contracts, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Leased Property or any part thereof (including but not limited to the Related Agreements, the CSC Sublease and any Fifth Floor Sublease); (ix) all easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, tunnels, passages, sewer rights, waters, water courses, water rights, minerals, flowers, shrubs, crops, trees and other emblements now or hereafter located on the Land or under or above the Land or any part or thereof; (x) all rental agreements and arrangements of any sort now or hereafter affecting the Leased Property or any portion thereof and providing for or resulting in the payment of money for the use of the Leased Property or any portion thereof, whether the user enjoys the Leased Property or any portion thereof as tenant for years, licensee, tenant at sufferance or otherwise, and irrespective of whether such agreements and arrangements be oral or written, and including any and all extensions, renewals and modifications thereof  and guaranties of the performance or obligations of any tenants or lessees thereunder; (xi) all reversions, income, rents, issues, revenues and profits thereof, including all interest in all rents, issues and profits of the aforementioned property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advanced rent or for security) under any and all leases or subleases and renewals thereof, or under any contracts or options for the sale of all or any part of, said property (including during any period allowed by law for the redemption of said property after any foreclosure or other sale), together with the right, but not the obligation, to collect, receive and receipt for all such rents and other sums and apply them to the Obligations hereby secured and to demand, sue for and recover the same when due or payable; provided that the assignments made hereby shall not impair or diminish the obligations of Lessee under the provisions of such leases, subleases, or other agreements nor shall such obligations be imposed upon the Deed of Trust Trustee or Lessor; (xii) all books and records relating to or used in connection with the operation of the Leased Property or any part thereof; (xiii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Leased Property or any part thereof; (xiv) all management contracts, service contracts, utility contracts, documents and agreements relating to the construction of any improvements (including any and all construction contracts, architectural contracts, engineering contracts, designs, plans, specifications, drawings, surveys, tests, reports, bonds and governmental approvals) and all other contracts, licenses and permits now or hereafter affecting the Leased Property or any part thereof and all guaranties and warranties with respect to any of the foregoing; (xv) all insurance policies (including title insurance policies) required to be maintained under the Operative Documents, including the right to collect and receive such proceeds, and including any unearned premiums thereon; (xvi) all utility, escrow and all other deposits and all letters of credit, certificates of deposit, negotiable instruments and other rights and evidence of rights to cash now or hereafter relating to the Leased Property; (xvii) all judgments, awards of damages, settlements, payments, and other compensation heretofore or hereafter made resulting from condemnation proceedings or the taking of the Leased Property or any part thereof or any building or other improvement now or at any time hereafter located thereon or any easement or other appurtenance thereto under the power of eminent domain, or any similar power or right (including any award from the United States Government at any time after the allowance of the claim therefor, the ascertainment of the amount thereof and the issuance of the warrant for the payment thereof), whether permanent or temporary, or for any damage (whether caused by such taking or otherwise) to said property or any part thereof or the improvements thereon or any part thereof, or to any rights appurtenant thereto, including severance and consequential damage, and any award for change of grade of streets; (xviii) all property and rights, if any, which are by the express provisions of this Lease required to be subjected to the lien hereof and any additional property and rights that may from time to time hereafter, by installation or writing of any kind, be subjected to the lien hereof by Lessee or by anyone in Lessee’s behalf; (xix) all rights in and to common areas and access roads on adjacent properties and any after-acquired title or reversion in and to the beds of any ways, roads, streets, avenues and alleys adjoining the Leased Property or any part thereof; (xx) all claims and causes of action arising from or otherwise related to any of the foregoing, and all rights and judgments related to any legal actions in connection with such claims or causes of action; (xxi) all modifications, extensions, additions, improvements, betterments, renewals and replacements, substitutions, or proceeds of any of the foregoing; and (xxii) proceeds (both cash and non-cash) of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquidated claims, including, without limitation, all proceeds of insurance, all of which foregoing items are hereby declared and shall be deemed to be a portion of the security for the indebtedness and Obligations herein described, a portion of the above described collateral being located upon the Land.  Notwithstanding the foregoing, unless (a) an Event of Default has occurred and is continuing and Lessee receives written notice from Lessor or the Collateral Agent directing Lessee to pay to Collateral Agent any rents, issues, revenues, profits or other income (including any rents or other amounts payable under the CSC Sublease, any Fifth Floor Subleases, or any other sublease and all deposits of money as advanced rent or for security) received by Lessee relating to the Leased Property or (b) an Event of Default set forth in Section 16.1(g) has occurred, Lessee shall have the right to retain, use and enjoy such income.

                                               (d)                     Power of Sale.  Without limiting any other remedies set forth herein, in the event that a court of competent jurisdiction rules that this Lease constitutes a mortgage, deed of trust, security agreement or other secured financing with respect to the Leased Property as is the intent of the parties pursuant to Section 24 hereof, then the Lessor and the Lessee agree that (i) the Lessee hereby grants to the Deed of Trust Trustee and its successor and assigns in trust for the use and benefit of the Lessor (for the benefit of the Participants) the Leased Property (including the fee simple estate therein) and Lessee Collateral WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION to the extent permitted by law, and that, upon the occurrence and during the continuance of any Event of Default, the Deed of Trust Trustee may, and is hereby irrevocably empowered to, with or without entry, and to the extent permitted by Applicable Laws, sell or cause the sale of the Subject Property and Lessee Collateral or any part or parts thereof at one or more public auctions as an entirety or in parcels as the Deed of Trust Trustee may elect free from any equity of redemption for cash, on credit, or for other property, for immediate or future delivery, and on such terms as the Deed of Trust Trustee shall deem advantageous and proper, such sale or sales to be made in such manner and upon such notice and advertisement as may be required by Applicable Laws, or in the absence of any such requirements, as the Deed of Trust Trustee may deem appropriate, and to make conveyance to the purchaser or purchasers.  The Lessor (or, to the extent required by law, the Deed of Trust Trustee) may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, by filing its notice of election and demand for sale with the Deed of Trust Trustee direct the Deed of Trust Trustee to enforce its trust and to sell the Subject Property and the Lessee Collateral, as an entirety or in parcels, by one sale or by several sales, held at one time or at different times, all as the Deed of Trust Trustee may elect, each sale to be held at the location set forth in the notice of such proposed sale and the Deed of Trust Trustee shall have given notices of the proposed sale in the manner hereinafter set forth, and to make due conveyance to the purchaser or purchasers, with special warranty of title or no warranty of title to such purchaser or purchasers binding upon the Lessee and its heirs, executors, administrators, and successors.  Such sale must begin at the time stated in the notice referred to below in this Section or as otherwise permitted by Applicable Laws.  The Lessee, for itself, its heirs and assigns, and for anyone who may claim by, through or under the Lessee, hereby expressly and specifically waives all rights to a marshaling of the assets of the Lessee, including the Subject Property and the Lessee Collateral, or to a sale in inverse order of alienation.

The Deed of Trust Trustee (or a person or persons selected by the Deed of Trust Trustee) shall promptly comply with all notice and other requirements of the laws of Texas then in force with respect to such sales, and shall give the required public notice of the time and place of such sale by advertisement weekly in some newspaper of general circulation then published in the County or City and County in which the Subject Property is located.  No notice of such sale or sales other than the notices hereinabove provided shall be required to be given to the Lessee (or anyone who may claim by, through or under the Lessee) or any other persons and any other notice (including, without limitation, any notice of acceleration of, or intent to accelerate, the unpaid balance of any Obligation) is expressly waived.

The provisions of this Section with respect to posting, serving, filing, and giving notices of sale are intended to comply with the provisions of Texas law.  In the event the requirement for any notice, or the posting, serving, filing, or giving thereof, under Texas law shall be eliminated or the prescribed manner of posting, serving, filing, or giving same is modified by future amendment to Texas law, the requirement for such particular notice shall be stricken from, or the manner of posting, serving, filing, or giving any notice hereunder modified in, this Deed of Trust in conformity with such amendment.  The manner herein prescribed for posting, serving, filing, or giving any notice, other than that to be posted and filed or caused to be posted or filed by the Deed of Trust Trustee, shall not be deemed exclusive but such notice or notices may be posted, served, filed, or given in any other manner which may be permitted by Applicable Laws.  Further, in relation to this Deed of Trust and the exercise of any power of sale by the Deed of Trust Trustee hereunder, if Texas law shall be amended or modified to require any other notice or the posting, filing, serving, or giving thereof or any statute hereafter enacted shall require any other notice or the posting, filing, serving, or giving thereof, the Deed of Trust Trustee or the person selected by him is hereby authorized and empowered by the Lessee to give such notice or make such posting, filing, serving, or giving thereof; provided, however, the Lessee waives such other notice or the posting, filing, serving, or giving thereof to the full extent the Lessee may lawfully so do.

In addition to any other remedies granted in this Deed of Trust to the Lessor or the Deed of Trust Trustee (including specifically, but not limited to, the right to proceed against all the Lessee Collateral in accordance with the rights and remedies in respect to those portions of the Collateral which are real property pursuant to Section 9.501(d) of the Uniform Commercial Code), the Lessor may proceed under the Uniform Commercial Code as to all or any part of the personal property (tangible or intangible) and fixtures included with the Lessee Collateral (such portion of the Lessee Collateral being referred to herein as the “Personalty”) and shall have and may exercise with respect to the Personalty all the rights, remedies, and powers of a secured party under the Uniform Commercial Code, including, without limitation, the right and power to sell, at one or more public or private sales, or otherwise dispose of, lease, or utilize the Personalty and any part or parts thereof in any manner authorized or permitted under the Uniform Commercial Code after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorney’s fees and legal expenses thereby incurred by the Lessor, and toward payment of the Obligations hereby secured in such order or manner as provided herein.

ARTICLE XXV

MISCELLANEOUS

Section 25.1.        Survival; Severability; Etc.  Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of the Lessee or the Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination.  If any term or provision of this Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.  If any right or option of the Lessee provided in this Lease, including any right or option described in Articles XIV, XV, XVIII, XIX or XX, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end twenty-one (21) years after the date of death of the last survivor of the descendants of Franklin D. Roosevelt, the former President of the United States, Henry Ford, the deceased automobile manufacturer, and John D. Rockefeller, the founder of the Standard Oil Company, known to be alive on the date of the execution, acknowledgment and delivery of this Lease.

Section 25.2.        Amendments and Modifications.  Subject to the requirements, restrictions and conditions set forth in the Participation Agreement, neither this Lease nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing, in recordable form, signed by the Lessor and the Lessee.

              Section 25.3.       No Waiver.  No failure by the Lessor or the Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.

              Section 25.4.       Notices.  All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and directed to the address described in, and deemed received in accordance with the provisions of, Section 16.3 of the Participation Agreement.

              Section 25.5.       Successors and Assigns.  All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

              Section 25.6.       Headings and Table of Contents.  The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

              Section 25.7.       Counterparts.  This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

              Section 25.8.       Governing Law.  This Lease shall be governed by and construed in accordance with the laws of the State of New York except that the provisions for the creation, perfection, priority, enforcement and foreclosure of the liens and security interests created hereunder will be governed by and construed according to the laws of the State of Texas.

              Section 25.9.       Original Lease.  The single executed original of this Lease marked “THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART” on the signature page thereof and containing the receipt thereof of Collateral Agent, on or following the signature page thereof shall be the original executed counterpart of this Lease.  To the extent that this Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code, no security interest in this Lease may be created through the transfer or possession of any counterpart other than such original executed counterpart.

            Section 25.10.       The Deed of Trust Trustee.  The Deed of Trust Trustee is appointed hereunder solely for the purpose of effecting the intentions of the parties set forth in Section 24.2 hereof in the State of Texas.  The Deed of Trust Trustee shall at all times act pursuant to the directions of the Lessor, and the Lessee shall have no power to control or direct the Deed of Trust Trustee.  The Deed of Trust Trustee may be removed or replaced in the sole discretion of the Lessor.  The Lessee shall pay all fees and expenses of the Deed of Trust Trustee in connection with this Lease and the transactions contemplated hereby, including all fees and expenses incurred in the exercise of any remedies hereunder.

            Section 25.11.       Lessor Limitations on Recourse.  The parties hereto agree that, except as specifically set forth in the Lease or in any other Operative Document, Lessor shall have no liability whatsoever to the Lessee, the Lenders, Collateral Agent or any of their respective successors and assigns or any other Person for any claim based on or in respect of this Lease or any of the other Operative Documents or arising in any way from the Overall Transaction; provided, however, that Lessor shall be liable (a) for its own willful misconduct or gross negligence (or negligence in the handling of funds), provided that a default under, or the failure of Lessor to perform any obligation, covenant or agreement in, any Related Agreement, the CSC Sublease or any Fifth Floor Sublease or otherwise required by Applicable Laws, Governmental Action or third parties with respect to the Subject Property, the CSC Sublease and any Fifth Floor Sublease shall not be deemed gross negligence or willful misconduct, (b) Lessor Liens on the Leased Property which are attributable to it or (c) for liabilities that may result from the inaccuracy or incorrectness of any representations or warranties expressly made by it in Section 8.4 of the Participation Agreement or (d) for its failure to perform the covenants and agreements set forth in the Lease and the Participation Agreement.

            Section 25.12.       Recordation of Memorandum of Lease.  On the Closing Date, the parties hereto will execute and record with the appropriate recording office located in Travis County, Texas a Memorandum of Lease in the form of Exhibit B hereto.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Lease be duly executed and delivered as of the date first above written.

SILICON LABORATORIES INC., as Lessee

By:	/s/ William G. Bock
Name: William G. Bock
Title: Senior Vice President and Chief Financial Officer

Address: 400 West Cesar Chavez Street, Suite 600
Austin, TX 78701
Attention: General Counsel

STATE OF TEXAS	)
) SS.:
COUNTY OF TRAVIS	)

This instrument was acknowledged before me on the 14 day of March, 2008, by William G. Bock, Senior Vice President and Chief Financial Officer of Silicon Laboratories Inc., a Delaware corporation, on behalf of said corporation.

Wendy E. Byrum
Notary Public State of Texas

My Commission expires: 9-27-2008

BA LEASING BSC, LLC, as Lessor

By:	/s/ Sonia T. Delen
Name: Sonia T. Delen
Title: Senior Vice President

STATE OF CALIFORNIA	)
) SS.:
COUNTY OF SAN FRANCISCO	)

This instrument was acknowledged before me on the 12 day of March, 2008, by Sonia T. Delen, Senior Vice President of BA LEASING BSC, LLC, a Delaware limited liability company, on behalf of said limited liability company.

Eileen U. Harwell
Notary Public State of California

My Commission expires: 6-28-2011

THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART.

Receipt of this original counterpart of the foregoing Lease is hereby acknowledged as of the date hereof.

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Collateral Agent

By:	/s/ Scott Rosevear
Name: Scott Rosevear
Title: Vice President

SCHEDULE 10.1 TO LEASE

MODIFICATIONS

Lessee shall have the right without further consent or approval from Lessor or the Collateral Agent to remodel and renovate the Facility affecting approximately 140,000 square feet of space and having a projected total cost of approximately $5,000,000 (the “Initial Fit-Up Work”), provided the Initial Fit-Up Work otherwise shall comply with the requirements in Section 10.1(b)(ii), (iii), and (iv) and the other provisions of this Lease.  The Initial Fit-Up Work shall include the following work:  (i) demolition of existing interior walls, (ii) erecting office and conference room walls and interior doors and windows; (iii) modifying the existing ductwork to provide heating, ventilation and air conditioning service to the offices, conference rooms and other areas within the Facility; (iv) installing electrical, audiovisual, telephone and data outlets, (v) relocating lighting fixtures, (vi) installation of carpeting and other floor coverings, (vii) installation of interior and exterior signage, (viii) installation and/or modification of life safety and security systems, and (ix) installation of furniture, fixtures and equipment.

EXHIBIT A
TO  LEASE

LEGAL DESCRIPTION OF LAND

[TO BE ATTACHED.]

EXHIBIT B
TO  LEASE

When recorded return to:

Christopher J. Oliver, Esq.

Chapman and Cutler LLP

595 Market Street, 26th Floor

San Francisco, CA 94105-2839

MEMORANDUM OF
LEASE, DEED OF TRUST AND
SECURITY AGREEMENT

Dated as of MARCH 14, 2008

among

SILICON LABORATORIES INC.,
as Lessee

and

BA LEASING BSC, LLC,
as Lessor

and

GARY S. FARMER,
as the Deed of Trust Trustee

200 West Cesar Chavez Street

Austin, Texas  78701

This Memorandum of Lease, Deed of Trust and Security Agreement has been executed in multiple counterparts.  To the extent, if any, that this Memorandum of Lease, Deed of Trust and Security Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no lien on this Memorandum of Lease, Deed of Trust and Security Agreement may be created through the transfer or possession of any counterpart hereof other than counterpart “Number 1,” which shall be identified as the counterpart containing the receipt therefor executed by Wells Fargo Bank Northwest, National Association, as Collateral Agent, on or following the signature page thereof.

This counterpart is [not] the original counterpart.

EXHIBITS

EXHIBIT A	—	Legal Description of Land

SCHEDULE I	—	Related Agreements

MEMORANDUM OF
LEASE, DEED OF TRUST AND SECURITY AGREEMENT

This Memorandum of Lease, Deed of Trust and Security Agreement dated as of March 14, 2008 (as amended, supplemented, or otherwise modified from time to time, this “Memorandum”), among BA LEASING BSC, LLC, a Delaware limited liability company, having its principal office at One Financial Plaza, Mail Code: RI1-537-05-02, Providence, RI 02903, Attention: Gina Cabral, as Lessor (“Lessor”) and SILICON LABORATORIES INC., a Delaware corporation, having its principal office at 400 West Cesar Chavez Street, Suite 600, Austin, Texas 78701, as Lessee (“Lessee”), and GARY S. FARMER, a resident of Travis County, Texas, as the Deed of Trust Trustee for the use and benefit of the Lessor, whose office is located at 401 Congress Avenue, Suite 1500, Austin, Texas  78701 (the “Deed of Trust Trustee”).

W I T N E S S E T H:

A.                       The parties are entering into the Operative Documents pursuant to which the Participants agree to provide financing for the acquisition of the Leased Property.

B.                         On the Closing Date, Lessor, solely using the Lessor Amount and the Advance funded by the Lenders, will, inter alia, (i) purchase the Facility from the Seller and (ii) assume all of the Seller’s right, title and interest in and to (A) the Ground Lease pursuant to the Assignment of Ground Lease, (B) the Related Agreements which constitute leases pursuant to the Assignment of Subleases, and (C) the other Related Agreements pursuant to the Assignment of Related Agreements.

C.                         Pursuant to the Lease, Deed of Trust and Security Agreement dated as of the date hereof among the Lessor, the Lessee and the Deed of Trust Trustee, Lessor leases the Leased Property to Lessee and Lessee leases the Leased Property from Lessor, and Lessee GRANTS, BARGAINS, SELLS, WARRANTS, CONVEYS and CONFIRMS unto the Deed of Trust Trustee, its successors and assigns (for the benefit of the Participants) IN TRUST WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION AND HEREBY GRANTS unto the Lessor, its successors and assigns a security interest in the Leased Property and the Lessee Collateral.

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to enter into this Memorandum:

ARTICLE I

DEFINITIONS

For all purposes hereof, the capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix 1 to that certain Participation Agreement dated as of even date herewith, among Lessee, as Lessee; Lessor; Wells Fargo Bank Northwest, National Association, not in its individual capacity except as expressly stated therein, but solely as Collateral Agent; and the financial institutions listed on Schedule II thereto, as Lenders (as amended, supplemented or otherwise modified from time to time pursuant thereto, the “Participation Agreement”); and the rules of interpretation set forth in Appendix 1 to the Participation Agreement shall apply to this Memorandum.  Except as provided in Section 16.5 of the Lease, all obligations imposed on the Lessee under the Lease and this Memorandum shall be the full recourse liability of Lessee.

ARTICLE II

LEASE OF LEASED PROPERTY; LEASE TERM; PURCHASE OPTION

                Section 2.1.       Leased Property.  (a) Lessor hereby agrees to lease all of Lessor’s interest in the Leased Property to Lessee hereunder, and Lessee hereby agrees, expressly for the direct benefit of Lessor, to lease all of the Leased Property from Lessor for the Term.

                (b)       In the event that the Retail Sublease is terminated for any reason whatsoever, Lessee and Lessor hereby agree that the Lease and this Memorandum and the Participation Agreement shall be amended by the parties hereto, at the expense of the Lessee, to include within the definition of “Leased Property” all Improvements under the Retail Sublease.

                Section 2.2.       Term.  Unless earlier terminated, the term of this Lease shall consist of a term (the “Term”) commencing on the Closing Date and ending on but not including the earlier of (a) the date which is sixty months immediately following the Closing Date or (b) any Termination Date.

                Section 2.3.       Title.  The Leased Property is leased to the Lessee without any representation or warranty, express or implied, by the Lessor and subject to the rights of parties in possession, the existing state of title with respect thereto (including, without limitation, all Liens other than Lessor Liens) and all Applicable Laws and any violations thereof.  The Lessee shall in no event have any recourse against the Lessor for any defect in or exception to title to the Leased Property other than resulting from Lessor Liens created by Lessor.

                 Section 2.4       The Lease contains certain purchase rights enforceable against and in favor of Lessee during the Term, and certain rights in Lessee to market and sell the Leased Property during the Term, all on terms more fully set forth in the Lease.

ARTICLE III

NET LEASE, ETC.

                Section 3.1.       Net Lease, Etc.  The Lease shall constitute a net lease and Lessee’s obligations hereunder to pay Rent shall be absolute and unconditional under any and all circumstances.

                Section 3.2.       CONDITION OF THE LEASED PROPERTY.  THE LESSEE ACKNOWLEDGES AND AGREES THAT IT IS LEASING THE LEASED PROPERTY “AS IS” WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY THE LESSOR, THE COLLATERAL AGENT OR THE LENDERS AND IN EACH CASE SUBJECT TO (a) THE EXISTING STATE OF TITLE (EXCLUDING LESSOR LIENS), (b) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (c) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR A PHYSICAL INSPECTION MIGHT SHOW AND (d) VIOLATIONS OF REQUIREMENTS OF LAW WHICH MAY EXIST ON THE DATE HEREOF ON OR AT ANY TIME HEREAFTER.

ARTICLE IV

INTENT OF THE PARTIES

                Section 4.1.       Nature of Transaction.  It is the intention of the parties that:

                   (a)        the Overall Transaction constitutes an operating lease from Lessor to Lessee for purposes of Lessee’s financial reporting, including, without limitation, under Financial Accounting Standards Board Statement No. 13;

                   (b)        for purposes of all federal, state and local income, franchise, transfer and other taxes, and bankruptcy, insolvency, conservatorships and receiverships (including the substantive law upon which bankruptcy, conservatorship, insolvency and receivership proceedings are based) real estate law, commercial law and UCC:

                    (i)        the Overall Transaction constitutes a financing by the Participants to Lessee and preserves beneficial ownership in the Subject Property in Lessee, Lessee will be entitled to all tax benefits with respect to the Subject Property ordinarily available to owners of property similar to the Subject Property for tax purposes and the obligations of Lessee to pay Basic Rent shall be treated as payments of principal, if any, and interest to the Participants, and the payment by Lessee of any amounts in respect of the Lease Balance shall be treated as payments of principal to the Participants;

                   (ii)        the Lease grants a security interest or a Lien, as the case may be, in the Lessee’s interest in the Leased Property and the other Lessee Collateral in favor of Lessor, and for the benefit of the Participants, to secure Lessee’s payment and performance of its Obligations; and

                  (iii)        the Security Instruments create Liens on and security interests in the Subject Property and the other Lessor Collateral and Lessee Collateral in favor of the Collateral Agent for the benefit of all of the Participants to secure Lessee’s and Lessor’s payment and performance of their obligations under the Operative Documents.

Each of the parties hereto agrees that it will not, nor will it permit any Affiliate to at any time, take any action or fail to take any action with respect to the preparation, filing or audit of any income tax return, including an amended income tax return, to the extent that such action or such failure to take action would be inconsistent with the intention of the parties expressed in this Section 4.1.

Nevertheless, Lessee acknowledges and agrees that none of the Lessor, the Collateral Agent, Arranger or any Lender has made any representations or warranties concerning the tax, accounting or legal characteristics of the Operative Documents or any aspect of the Overall Transaction and that Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents and the Overall Transaction as it deems appropriate.

                   (c)        Specifically, but without limiting the generality of subsection (a) of this Section 4.1, the Lessor and the Lessee intend and agree that for the purpose of securing the Lessee’s obligations for the repayment of the Obligations, (i) the Lease and this Memorandum shall also be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code; (ii) the conveyance provided for hereby is and shall be deemed to be a grant by the Lessee to the Lessor, for the benefit of the Participants, of a Lien on and security interest in all of the Lessee’s present and future right, title and interest in and to the Leased Property and the Lessee Collateral, including but not limited to the Lessee’s leasehold estate therein and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property to secure such loans, effective on the date hereof, to have and to hold such interests in the Leased Property and the Lessee Collateral unto the Lessor, for the benefit of the Participants; (iii) the possession by the Lessor of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-313 of the UCC; and (iv) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of the Lessee shall be deemed to have been given for the purpose of perfecting such security interest under Applicable Laws.  The Lessor and the Lessee shall, to the extent consistent with the Lease and this Memorandum, take such actions and execute, deliver, file and record such other documents, financing statements, mortgages and deeds of trust as may be necessary to ensure that, if the Lease were deemed to create a security interest in the Leased Property and the Lessee Collateral in accordance with this Section 4.1(c), such security interest would be deemed to be a perfected security interest in the Leased Property and the Lessee Collateral with priority over all Liens, other than Permitted Liens, under Applicable Laws and will be maintained as such throughout the Term.  Lessee hereby authorizes Lessor to file any and all financing statements covering the Leased Property, the Lessee Collateral or any part thereof that Lessor may require.

                Section 4.2.       Liens and Security Interests.  (a) Specifically, without limiting the generality of Section 4.1, the Lessor and the Lessee intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting the Lessee, the Lessor, the Collateral Agent or any Lender or any collection actions, the transactions evidenced by the Operative Documents shall be regarded as loans and advances made by the Participants as unrelated third party lenders to the Lessee secured by the Subject Property and the  Lessee Collateral.  To secure such loans and advances and other Obligations, the Lessee has GRANTED, BARGAINED, SOLD, WARRANTED, CONVEYED and CONFIRMED, and hereby GRANTS, BARGAINS, SELLS, WARRANTS, CONVEYS and CONFIRMS the Leased Property and the Lessee Collateral unto the Deed of Trust Trustee, its successors and assigns (for the benefit of the Participants) IN TRUST WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION AND HEREBY GRANTS unto the Lessor, its successors and assigns a security interest in the Leased Property and the Lessee Collateral.

                (b)       Specifically, but without limiting the generality of Section 4.1, the Lessor and the Lessee further intend and agree that, for the purpose of securing the obligation of the Lessee for the repayment of the above-described loans to the Lessee, (i) the Lease and this Memorandum shall also be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code and a real property mortgage and deed of trust; (ii) the conveyance provided in this Memorandum shall be deemed to be a grant by the Lessee to the Deed of Trust Trustee and its successors and assigns in trust for the use and benefit of the Lessor (for the benefit of the Participants) of the Leased Property and the Lessee Collateral and a grant or a security interest in all of the right, title and interest of the Lessee in and to the Leased Property, the Lessee Collateral and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property (it being understood that the Lessee hereby grants a security interest in the Leased Property, the Lessee Collateral and all proceeds thereof to the Deed of Trust Trustee and its successors and assigns in Trust, for the use and benefit of the Lessor (for the benefit of the Participants), to secure the loans and advances described in Section 4.2(a)); (iii) the possession by the Lessor or any of its agents of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code; and (iv) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of the Lessee shall be deemed to have been given for the purpose of perfecting such security interest under all Applicable Laws.  The Lessor and the Lessee shall, to the extent consistent with the Lease and this Memorandum, take such actions and execute, deliver, file and record such other documents and financing statements as may be necessary to ensure that, if the Lease and this Memorandum was deemed to create a security interest in the Leased Property and the Lessee Collateral in accordance with this Section 4.2, such security interest would be deemed to be a perfected security interest (subject only to Permitted Liens) and will be maintained as such throughout the Term.  Lessee hereby authorizes Lessor to file any and all financing statements covering the Leased Property, the Lessee Collateral or any part thereof that Lessor may require.

Certain of the personal property covered by this Memorandum is or will become fixtures on the real property which is a part of the Leased Property, and this Memorandum upon being filed for record in the real estate records of the county wherein such fixtures are situated shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of the Uniform Commercial Code of the State of Texas upon such of the property which are or may become fixtures.  The mailing address of Lessee (as debtor) and the address of Lessor (as secured party) from which information may be obtained are set forth in the introductory paragraph of this Memorandum.  The Lessee has an interest of record in such real property.  The identification number of the Lessee in Delaware is 2653461.

                (c)       Specifically, but without limiting the foregoing or the generality of Section 4.1, Lessee hereby grants, bargains, sells, warrants, conveys, aliens, remises, releases, assigns, sets over and confirms to the Deed of Trust Trustee and its successors and assigns in trust WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, for the use and benefit of the Lessor, its successors and assigns, and grants Lessor, its successors and assigns a security interest in all of Lessee’s right, title, and interest, whether now owned or hereafter acquired, in and to the following (collectively, the “Lessee Collateral”): (i) the Leased Property; (ii) the real estate lying and being in the County of Travis in the State of Texas (the “State”) more particularly described in Exhibit A attached hereto and made a part hereof (the “Land”), together with and including but not limited to the leasehold estate interest in such real estate created under and pursuant to the Ground Lease, the Lease and this Memorandum, or any other lease or sublease; all estate, right and title of Lessee in possession or expectancy in and to such property or any part thereof; and all Appurtenant Rights relating thereto; (iii) all buildings and improvements (including but not limited to the Improvements) of every kind and description heretofore or hereafter erected or placed on the Land (legally described on Exhibit A attached hereto and made a part hereof; (iv) all materials intended for construction, reconstruction, alteration and repairs of the buildings and improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the premises immediately upon the delivery thereof; (v) all fixtures attached to the Land or Improvements and all equipment used in connection with the operation, protection and maintenance of the Land or Improvements attached to the Land and the buildings and improvements now or hereafter located thereon including but not limited to all heating, lighting, plumbing, ventilating, air conditioning, refrigerating, water cooling, incinerator, compacting, elevator, escalator, cleaning systems, sprinkler systems and other fire prevention and extinguishing apparatus used in connection with the operation, protection and maintenance of the Land and the Improvements; (vi) all renewals or replacements thereof or articles in substitution therefor, whether or not the same are or shall be attached to the Land, buildings or improvements in any manner; it being mutually agreed, intended and declared that all the aforesaid property shall, so far as permitted by law, be deemed to form a part and parcel of the real estate and, for the purpose of the Lease and this Memorandum, to be real estate and covered by the Lease and this Memorandum; and as to the balance of the property aforesaid, this Memorandum is hereby deemed to be as well a Security Agreement under the provisions of the Uniform Commercial Code of the State for the purpose of creating hereby a security interest in said property, which is hereby granted by Lessee as debtor to Lessor as secured party, securing the Obligations hereby secured; (vii) the Lease and this Memorandum, all rent payable under the Lease, and all other rents, income, payments, purchase prices, receipts, revenues, issues and profits payable under the Lease or any other Operative Document; (viii) all ground leases, leases, subleases, estates, tenements, hereditaments, privileges, licenses, franchises, appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Leased Property or any part thereof, (including but not limited to the Related Agreements identified on Schedule I attached hereto and made a part hereof, the CSC Sublease and any Fifth Floor Sublease); (ix) all easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, tunnels, passages, sewer rights, waters, water courses, water rights, minerals, flowers, shrubs, crops, trees and other emblements now or hereafter located on the Land or under or above the Land or any part or thereof; (x) all rental agreements and arrangements of any sort now or hereafter affecting the Leased Property or any portion thereof and providing for or resulting in the payment of money for the use of the Leased Property or any portion thereof, whether the user enjoys the Leased Property or any portion thereof as tenant for years, licensee, tenant at sufferance or otherwise, and irrespective of whether such agreements and arrangements be oral or written, and including any and all extensions, renewals and modifications thereof and guaranties of the performance or obligations of any tenants or lessees thereunder; (xi) all reversions, income, rents, issues, revenues and profits thereof, including all interest in all rents, issues and profits of the aforementioned property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advanced rent or for security) under any and all leases or subleases and renewals thereof, or under any contracts or options for the sale of all or any part of, said property (including during any period allowed by law for the redemption of said property after any foreclosure or other sale), together with the right, but not the obligation, to collect, receive and receipt for all such rents and other sums and apply them to the Obligations hereby secured and to demand, sue for and recover the same when due or payable; provided that the assignments made hereby shall not impair or diminish the obligations of Lessee under the provisions of such leases, subleases, or other agreements nor shall such obligations be imposed upon the Deed of Trust Trustee or Lessor; (xii) all books and records relating to or used in connection with the operation of the Leased Property or any part thereof; (xiii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Leased Property or any part thereof; (xiv) all management contracts, service contracts, utility contracts, documents and agreements relating to the construction of any improvements (including any and all construction contracts, architectural contracts, engineering contracts, designs, plans, specifications, drawings, surveys, tests, reports, bonds and governmental approvals) and all other contracts, licenses and permits now or hereafter affecting the Leased Property or any part thereof and all guaranties and warranties with respect to any of the foregoing; (xv) all insurance policies (including title insurance policies) required to be maintained under the Operative Documents, including the right to collect and receive such proceeds, and including any unearned premiums thereon; (xvi) all utility, escrow and all other deposits and all letters of credit, certificates of deposit, negotiable instruments and other rights and evidence of rights to cash now or hereafter relating to the Leased Property; (xvii) all judgments, awards of damages, settlements, payments, and other compensation heretofore or hereafter made resulting from condemnation proceedings or the taking of the Leased Property or any part thereof or any building or other improvement now or at any time hereafter located thereon or any easement or other appurtenance thereto under the power of eminent domain, or any similar power or right (including any award from the United States Government at any time after the allowance of the claim therefor, the ascertainment of the amount thereof and the issuance of the warrant for the payment thereof), whether permanent or temporary, or for any damage (whether caused by such taking or otherwise) to said property or any part thereof or the improvements thereon or any part thereof, or to any rights appurtenant thereto, including severance and consequential damage, and any award for change of grade of streets; (xviii) all property and rights, if any, which are by the express provisions of the Lease required to be subjected to the lien hereof and any additional property and rights that may from time to time hereafter, by installation or writing of any kind, be subjected to the lien hereof by Lessee or by anyone in Lessee’s behalf; (xix) all rights in and to common areas and access roads on adjacent properties and any after-acquired title or reversion in and to the beds of any ways, roads, streets, avenues and alleys adjoining the Leased Property or any part thereof; (xx) all claims and causes of action arising from or otherwise related to any of the foregoing, and all rights and judgments related to any legal actions in connection with such claims or causes of action; (xxi) all modifications, extensions, additions, improvements, betterments, renewals and replacements, substitutions, or proceeds of any of the foregoing; and (xxii) proceeds (both cash and non-cash) of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquidated claims, including, without limitation, all proceeds of insurance, all of which foregoing items are hereby declared and shall be deemed to be a portion of the security for the indebtedness and Obligations herein described, a portion of the above described collateral being located upon the Land.  Notwithstanding the foregoing, unless (a) an Event of Default has occurred and is continuing and Lessee receives written notice from Lessor or the Collateral Agent directing Lessee to pay to Collateral Agent any rents, issues, revenues, profits or other income (including any rents or other amounts payable under the CSC Sublease, any Fifth Floor Subleases, or any other subleases and all deposits of money as advanced rent or for security) received by Lessee relating to the Leased Property or (b) an Event of Default set forth in Section 16.1(g) has occurred, Lessee shall have the right to retain, use and enjoy such income.

                (d)       Power of Sale.  Without limiting any other remedies set forth herein or in the Lease, in the event that a court of competent jurisdiction rules that the Lease and this Memorandum constitutes a mortgage, deed of trust, security agreement or other secured financing with respect to the Leased Property as is the intent of the parties pursuant to Section 4 hereof, then the Lessor and the Lessee agree that (i) the Lessee hereby grants to the Deed of Trust Trustee and its successor and assigns in trust for the use and benefit of the Lessor (for the benefit of the Participants) the Leased Property (including the fee simple estate therein) and Lessee Collateral WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION to the extent permitted by law, and that, upon the occurrence and during the continuance of any Event of Default, the Deed of Trust Trustee may, and is hereby irrevocably empowered to, with or without entry, and to the extent permitted by Applicable Laws, sell or cause the sale of the Subject Property and Lessee Collateral or any part or parts thereof at one or more public auctions as an entirety or in parcels as the Deed of Trust Trustee may elect free from any equity of redemption for cash, on credit, or for other property, for immediate or future delivery, and on such terms as the Deed of Trust Trustee shall deem advantageous and proper, such sale or sales to be made in such manner and upon such notice and advertisement as may be required by Applicable Laws, or in the absence of any such requirements, as the Deed of Trust Trustee may deem appropriate, and to make conveyance to the purchaser or purchasers.  The Lessor (or, to the extent required by law, the Deed of Trust Trustee) may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, by filing its notice of election and demand for sale with the Deed of Trust Trustee direct the Deed of Trust Trustee to enforce its trust and to sell the Subject Property and Lessee Collateral, as an entirety or in parcels, by one sale or by several sales, held at one time or at different times, all as the Deed of Trust Trustee may elect, each sale to be held at the location set forth in the notice of such proposed sale and the Deed of Trust Trustee shall have given notices of the proposed sale in the manner hereinafter set forth, and to make due conveyance to the purchaser or purchasers, with special warranty of title or no warranty of title to such purchaser or purchasers binding upon the Lessee and its heirs, executors, administrators, and successors.  Such sale must begin at the time stated in the notice referred to below in this Section or as otherwise permitted by Applicable Laws.  The Lessee, for itself, its heirs and assigns, and for anyone who may claim by, through or under the Lessee, hereby expressly and specifically waives all rights to a marshaling of the assets of the Lessee, including the Subject Property and the Lessee Collateral, or to a sale in inverse order of alienation.

The Deed of Trust Trustee (or a person or persons selected by the Deed of Trust Trustee) shall promptly comply with all notice and other requirements of the laws of Texas then in force with respect to such sales, and shall give the required public notice of the time and place of such sale by advertisement weekly in some newspaper of general circulation then published in the County or City and County in which the Subject Property and Lessee Collateral is located.  No notice of such sale or sales other than the notices hereinabove provided shall be required to be given to the Lessee (or anyone who may claim by, through or under the Lessee) or any other persons and any other notice (including, without limitation, any notice of acceleration of, or intent to accelerate, the unpaid balance of any Obligation) is expressly waived.

The provisions of this Section with respect to posting, serving, filing, and giving notices of sale are intended to comply with the provisions of Texas law.  In the event the requirement for any notice, or the posting, serving, filing, or giving thereof, under Texas law shall be eliminated or the prescribed manner of posting, serving, filing, or giving same is modified by future amendment to Texas law, the requirement for such particular notice shall be stricken from, or the manner of posting, serving, filing, or giving any notice hereunder modified in, this Deed of Trust in conformity with such amendment.  The manner herein prescribed for posting, serving, filing, or giving any notice, other than that to be posted and filed or caused to be posted or filed by the Deed of Trust Trustee, shall not be deemed exclusive but such notice or notices may be posted, served, filed, or given in any other manner which may be permitted by Applicable Laws.  Further, in relation to this Deed of Trust and the exercise of any power of sale by the Deed of Trust Trustee hereunder, if Texas law shall be amended or modified to require any other notice or the posting, filing, serving, or giving thereof or any statute hereafter enacted shall require any other notice or the posting, filing, serving, or giving thereof, the Deed of Trust Trustee or the person selected by him is hereby authorized and empowered by the Lessee to give such notice or make such posting, filing, serving, or giving thereof; provided, however, the Lessee waives such other notice or the posting, filing, serving, or giving thereof to the full extent the Lessee may lawfully so do.

In addition to any other remedies granted in the Lease or this Memorandum to the Lessor or the Deed of Trust Trustee (including specifically, but not limited to, the right to proceed against all the Lessee Collateral in accordance with the rights and remedies in respect to those portions of the Collateral which are real property pursuant to Section 9.501(d) of the Uniform Commercial Code), the Lessor may proceed under the Uniform Commercial Code as to all or any part of the personal property (tangible or intangible) and fixtures included with the Lessee Collateral (such portion of the Lessee Collateral being referred to herein as the “Personalty”) and shall have and may exercise with respect to the Personalty all the rights, remedies, and powers of a secured party under the Uniform Commercial Code, including, without limitation, the right and power to sell, at one or more public or private sales, or otherwise dispose of, lease, or utilize the Personalty and any part or parts thereof in any manner authorized or permitted under the Uniform Commercial Code after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorney’s fees and legal expenses thereby incurred by the Lessor, and toward payment of the Obligations hereby secured in such order or manner as provided herein.

ARTICLE V

MISCELLANEOUS

                 Section 5.1       Incorporation by Reference.  All of the terms, provisions and conditions of the Lease shall be incorporated herein by reference and this Memorandum shall serve as record notice of such terms, provisions and conditions.

                 Section 5.2       Conflict of Lease.  In the event of any conflict between the terms and provisions of this Memorandum and the terms and provisions of the Lease, the terms and provisions of the Lease shall be controlling.

                Section 5.3.       Assignment of Lease.  Lessee acknowledges and agrees that all of Lessor’s interest in the Lease has been assigned, transferred, conveyed and set over by Lessor to the Collateral Agent for the benefit of the Participants.

                Section 5.4.       Notices.  All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and directed to the address described in, and deemed received in accordance with the provisions of, Section 16.3 of the Participation Agreement.

                Section 5.5.       Successors and Assigns.  All the terms and provisions of the Lease and this Memorandum shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                Section 5.6.       Headings and Table of Contents.  The headings and table of contents in this Memorandum are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                Section 5.7.       Counterparts.  This Memorandum may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

                Section 5.8.       Governing Law.  This Memorandum shall be governed by and construed in accordance with the laws of the State of New York except that the provisions for the creation, perfection, priority, enforcement and foreclosure of the liens and security interests created hereunder will be governed by and construed according to the laws of the State of Texas.

                Section 5.9.       Original Lease.  The single executed original of this Memorandum marked “THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART” on the signature page thereof and containing the receipt thereof of Collateral Agent, on or following the signature page thereof shall be the original executed counterpart of this Memorandum.  To the extent that this Memorandum constitutes chattel paper, as such term is defined in the Uniform Commercial Code, no security interest in this Memorandum may be created through the transfer or possession of any counterpart other than such original executed counterpart.

              Section 5.10.       The Deed of Trust Trustee.  The Deed of Trust Trustee appointed hereunder is solely for the purpose of effecting the intentions of the parties set forth in Section 4.2 hereof in the State of Texas.  The Deed of Trust Trustee shall at all times act pursuant to the directions of the Lessor, and the Lessee shall have no power to control or direct the Deed of Trust Trustee.  The Deed of Trust Trustee may be removed or replaced in the sole discretion of the Lessor.  The Lessee shall pay all fees and expenses of the Deed of Trust Trustee in connection with the Lease and the transactions contemplated hereby, including all fees and expenses incurred in the exercise of any remedies hereunder.

              Section 5.11.       Lessor Limitations on Recourse.  The provisions of Section 25.11 of the Lease are hereby incorporated by reference.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Memorandum of Lease, Deed of Trust and Security Agreement be duly executed and delivered as of the date first above written.

SILICON LABORATORIES, INC., as Lessee

		By:	/s/ William G. Bock
			Name:	William G. Bock
			Title:	Senior Vice President and Chief Financial Officer

		Address:		400 West Cesar Chavez Street, Suite 600
Austin, TX 78701
Attention: General Counsel

STATE OF TEXAS	)
) SS.:
COUNTY OF TRAVIS	)

This instrument was acknowledged before me on the 14 day of March, 2008, by William G. Bock, Senior Vice President and Chief Financial Officer of Silicon Laboratories Inc., a Delaware corporation, on behalf of said corporation.

Wendy E. Byrum
Notary Public State of Texas

My Commission expires:	9-27-2008

S-1

BA LEASING BSC, LLC, as Lessor

		By:	/s/ Sonia T. Delen
Name: Sonia T. Delen
Title: Senior Vice President

STATE OF CALIFORNIA	)
) SS.:
COUNTY OF SAN FRANCISCO	)

This instrument was acknowledged before me on the 12 day of March, 2008, by Sonia T. Delen, Senior Vice President of BA LEASING BSC, LLC, a Delaware limited liability company, on behalf of said limited liability company.

Eileen U. Harwell
Notary Public State of California
My Commission expires:	6-28-2011

S-2

THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART.

Receipt of this original counterpart of the foregoing Memorandum is hereby acknowledged as of the date hereof.

WELLS FARGO BANK NORTHWEST, NATIONAL
ASSOCIATION, not in its individual capacity,
but solely as Collateral Agent

By:	/s/ Scott Rosevear
	Name:	Scott Rosevear
	Title:	Vice President

EXHIBIT A

LEGAL DESCRIPTION OF LAND

[TO BE ATTACHED.]

SCHEDULE I

RELATED AGREEMENTS

                  1.       Master Agreement dated February 15, 2000 (“Master Agreement”), by and between the City of Austin (“City”) and Computer Sciences Corporation (“Seller”).

                  2.       Ground Lease Agreement (Block 4), dated as of April 10, 2000, between the City, as landlord, and Seller, as tenant.

                  3.       Retail Sublease Agreement (Block 4), dated as of April 10, 2000, between Seller, as sublessor, and the City, as sublessee.

                  4.       Managed Growth Agreement, dated as of February 15, 2000, between the City and Seller.

                  5.       Agreement Concerning Project Area Design Standards, dated as of February 15, 2000, between the City and Seller.

                  6.       Agreement dated February 22, 2000 between Seller and Hensel Phelps Construction Co., and

                  7.       Purchase Agreement with Joint Escrow Instructions dated February 10, 2006 between Seller and Lessee and any and all agreements assigned by Seller to Lessor pursuant thereto.

All as the same may be amended, modified, supplemented and/or assigned from time to time.

EXHIBIT C
TO LEASE

FORM OF SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

1

EXHIBIT D
TO LEASE

CSC SUBLEASE

1